Exhibit 10.3

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on July 7, 2025, by and among ReserveOne, Inc., a Delaware corporation (the “Company”), ReserveOne Holdings, Inc., a Delaware corporation (“Pubco”), the undersigned subscriber (“Subscriber”), and, solely for purposes of Section 8(u) hereof, M3-Brigade Acquisition V Corp., a Cayman Islands exempted company (“SPAC”).

WHEREAS, on or about the date hereof, (a) SPAC, (b) Pubco, (c) a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), (d) a wholly-owned subsidiary of Pubco (“Company Merger Sub”) and (e) the Company, entered into a business combination agreement (as amended, modified, supplemented or waived from time to time, the “BCA”);

WHEREAS, pursuant to and in accordance with the BCA, (a) on the Closing Date (as such term is defined in the BCA), SPAC shall domesticate as a Delaware corporation (the “Domestication”), (b) on the Closing Date following the Domestication, SPAC Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving company (the “SPAC Merger”), with (i) the holders of SPAC’s Class A ordinary shares, par value $0.0001 (the “SPAC Class A Ordinary Shares”) receiving one share of Class A common stock of Pubco (“Pubco Class A Common Stock”) for each SPAC Class A Ordinary Share held by such shareholder, (ii) the holders of SPAC’s Class B ordinary shares, par value $0.0001 per share (the “SPAC Class B Ordinary Shares”), receiving one share of Class B common stock of Pubco (“Pubco Class B Common Stock” and together with Pubco Class A Common Stock, the “Pubco Common Stock”) for each SPAC Class B Ordinary Share, held by such shareholder and (iii) the holders of SPAC’s warrants to purchase one SPAC Class A Ordinary Share at a purchase price of $11.50 per share (each, a “SPAC Warrant”) receiving one warrant to purchase Pubco Class A Common Stock at a purchase price of $11.50 per share (each, a “Pubco Warrant”) for each SPAC Warrant held by such warrant holder, in each case, in accordance with, and subject to, the terms and conditions of the BCA and (c) following the SPAC Merger, Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”, and together with the other transactions contemplated by the BCA, the “Transactions”), with (i) holders of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”), receiving shares of Pubco Class A Common Stock for each Company Common Stock held by such shareholder and (ii) holders of the Company’s warrants to purchase one Company Common Stock at a purchase price of $11.50 per share (each, a “Company Warrant”), if any, receiving one Pubco Warrant for each Company Warrant held by such warrant holder, in each case, in accordance with, and subject to, the terms and conditions of the BCA, and as a result of which Mergers, SPAC and the Company will become wholly-owned subsidiaries of Pubco, and Pubco will become a publicly traded company, all upon the terms, and subject to the conditions of the BCA and in accordance with applicable law;

WHEREAS, in connection with the Transactions, pursuant to those certain subscription agreements, dated on or around the date hereof, by and among Pubco and the investors named therein (the “Convertible Notes Investors”), the Convertible Note Investors have agreed to subscribe for and purchase from Pubco convertible notes (the “Convertible Notes”) in an aggregate principal amount of $250,000,000 pursuant to an indenture (the “Indenture”), for a purchase price of $1,000 per note, on the terms set forth in the Indenture, with such Convertible Notes to be issued and sold by Pubco immediately following the consummation of the Mergers (the “Convertible Notes PIPE”) and (ii) Pubco has agreed to grant the Convertible Note Investors an option to purchase up to $50,000,000 additional principal amount of the Convertible Notes;

WHEREAS, as part of the plan that includes the Transactions, Subscriber desires to subscribe for and purchase from the Issuer (as defined below), on the Closing Date (as defined below), (a) such number of shares as set forth on the signature page hereto (the “Committed Shares”, as may be decreased by any Non-Redeemed Shares (as defined below) pursuant to Section 2(b), after giving effect to such decrease, the “Subscribed Shares”) of either (i) Company Common Stock (it being understood that if Company Common Stock is issued as Subscribed Shares pursuant to this Subscription Agreement, then the number of shares of Pubco Class A Common Stock issued to the Subscriber in the Company Merger shall be the same as the number of Company Common Stock issued pursuant to this Subscription Agreement) or (ii) in the event the issuance of Company Common Stock would, in the opinion of SPAC, the Company or Pubco, on the advice of any of their respective legal counsel, adversely affect the treatment on the Transactions under Section 351 of the Internal Revenue Code of 1986, Pubco Class A Common Stock, and (b) such number as set forth on the signature page hereto of either (i) Company Warrants or (ii) in the event the issuance of Company Warrants would, in the opinion of SPAC, the Company or Pubco, on the advice of any of their respective legal counsel, adversely affect the treatment on the Transactions under Section 351 of the Internal Revenue Code of 1986, Pubco Warrants (“Subscribed Warrants” and, together with the Subscribed Shares, the “Subscribed Securities”) pursuant to the terms of the Warrant Agreement (as defined below) (such shares underlying the Subscribed Warrants, the “Warrant Shares”), at an aggregate purchase price of $10.00, which $10.00 shall entitle Subscriber to one Subscribed Shares and one Subscribed Warrant (the “Per Subscribed Security Price” and the aggregate of such Per Subscribed Security Price for all Subscribed Securities being referred to herein as the “Purchase Price”, and the Company or Pubco, as applicable, as issuer of the Subscribed Securities and the Warrant Shares upon exercise of the Subscribed Warrants, the “Issuer”), and the Issuer desires to issue to Subscriber the Subscribed Securities in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer simultaneously with such purchase;

WHEREAS, the Subscribed Warrants shall be governed by the Warrant Agreement, dated as of the Closing Date, among Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), the Company and Pubco, substantially in the form attached hereto as Exhibit A (the “Warrant Agreement”);

WHEREAS, on or about the date of this Subscription Agreement and as part of the plan that includes the Transactions, the Company and Pubco are entering into subscription agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements” and, together with the Warrant Agreement and the BCA, the “Transaction Documents” and each, a “Transaction Document”) with certain other investors (the “Other Subscribers”), pursuant to which the Other Subscribers have agreed to purchase shares and warrants of the Issuer on the Closing Date at the Per Subscribed Security Price and on the same terms and conditions as Subscriber (such securities of the Other Subscribers, the “Other Subscribed Securities”);

WHEREAS, in the event the Issuer is the Company, upon the consummation of the Company Merger, (i) each Subscribed Share which is a share of Company Common Stock shall be converted automatically into one share of Pubco Class A Common Stock and (ii) each Subscribed Warrant which is a Company Warrant shall be converted automatically into one Pubco Warrant, which shall have the terms set forth in the Warrant Agreement; and

WHEREAS, immediately after the receipt of any funds by the Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements, such funds will be converted into Bitcoin subject to the terms of the BCA (after giving effect to any exceptions therein with respect to payment of any operating expenses and the payment of any expenses related to the Transactions).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Issuer, and the Issuer hereby agrees to issue and sell to Subscriber, upon payment of the Purchase Price by or on behalf of Subscriber to the Issuer, the Subscribed Securities at the Closing (as defined below) (such subscription and issuance, the “Subscription”).

Section 2. Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the same date as the Transactions, immediately prior to the consummation of the Company Merger (the “Closing Date”).

(b) Notwithstanding anything to the contrary contained in this Subscription Agreement, if (i) Subscriber holds any SPAC Class A Ordinary Shares, together with any related Redemption Rights (as defined below) as of the date hereof (such shares held as of the date hereof, the “Eligible Shares”); and (ii) Subscriber (1) does not exercise any right to redeem SPAC Class A Ordinary Shares in connection with the redemption conducted by SPAC in accordance with SPAC’s organizational documents and final IPO prospectus in conjunction with the Closing (“Redemption Rights”) with respect to any such Eligible Shares (including revoking any prior redemption or conversion elections made with respect to any such Eligible Shares) and (2) does not Transfer (as defined below) any such Eligible Shares prior to two (2) Business Days (as defined below) prior to the date of SPAC’s extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) to be held pursuant to SPAC’s proxy statement included in the Form S-4 (as defined below), then any such Eligible Shares shall be “Non-Redeemed Shares”, and the number of Committed Shares Subscriber is obligated to purchase under this Subscription Agreement may be reduced by the number of Non-Redeemed Shares. In order to decrease the Committed Shares, Subscriber must, at least five (5) Business Days prior to the date of the Extraordinary General Meeting, deliver to Pubco a certificate in the form attached hereto as Annex C, and shall further, upon Pubco’s request, promptly provide such additional documents reasonably requested by SPAC relating to the Eligible Shares. For the avoidance of doubt, Subscriber shall not be required to reduce the number of Committed Shares by the number of any such Eligible Shares that it holds and, further, may also, in its sole discretion, fully reduce the number of Committed Shares with Non-Redeemed Shares. For purposes of this Section 2(b), “Transfer” means any (x) sale, offer to sell, contract or agreement to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any relevant securities, (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any relevant securities, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y). For the avoidance of doubt, the number of Subscribed Warrants shall not be reduced as a result of the number of Committed Shares being reduced hereunder.

(c) The Purchase Price shall be paid in either cash or Bitcoin, at the Subscriber’s sole election, in such amounts as indicated in Subscriber’s signature page to this Subscription Agreement. If Subscriber elects to pay the Purchase Price in Bitcoin, then the number of Bitcoin to be paid to the Issuer shall equal (a) the Purchase Price divided by (b) the average Bitcoin price quoted on the Coinbase Exchange as of 11:59 p.m. New York City time for each of the five calendar days immediately prior to the date of the Closing Notice (as defined below) (the “Bitcoin Amount”).

(d) At least five (5) Business Days before the anticipated Closing Date, the Issuer shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) either (x) the wire instructions for delivery of the Purchase Price to the Issuer or its designee, if the Purchase Price is to be paid in cash, or (y) the wallet address maintained by a custodian to be named in the Closing Notice (the “Custodian”), which Custodian shall be a regulated financial institution that shall store the Bitcoin in accordance with industry-standard security practices, in the name of the Issuer (the “Custodial Account”), if the Purchase Price is to be paid in Bitcoin.

(e) No later than two (2) Business Days prior to the Closing Date, Subscriber shall deliver to the Issuer such information as is reasonably requested in the Closing Notice in order for the Issuer to issue the Subscribed Securities to Subscriber. Subscriber shall deliver the Purchase Price as follows:

(i) If Subscriber is delivering the Purchase Price in cash, Subscriber shall deliver to the Issuer, prior to 9:30 a.m. (Eastern time), on the Closing Date, the Purchase Price in cash via wire transfer of United States dollars in immediately available funds to the account specified in the Closing Notice against delivery (with such delivery to occur promptly following receipt of the Purchase Price) by the Issuer to Subscriber of (i) the Subscribed Shares in book entry form, free and clear of any liens, encumbrances or other restrictions (other than those arising under state or federal securities laws), in the name of Subscriber, and (ii) the Subscribed Warrants pursuant to the Warrant Agreement.

(ii) If Subscriber is delivering the Purchase Price in Bitcoin, Subscriber shall deliver to the Issuer, prior to 9:30 a.m. (Eastern time) on the Closing Date, (A) the Bitcoin Amount, free and clear of any liens, encumbrances or other restrictions, via transfer of the Bitcoin Amount to the Custodial Account as specified in the Closing Notice against delivery (with such delivery to occur promptly following receipt of the Purchase Price) by the Issuer to Subscriber of (i) the Subscribed Shares in book entry form, free and clear of any liens, encumbrances or other restrictions (other than those arising under state or federal securities laws), in the name of Subscriber, and (ii) the Subscribed Warrants pursuant to the Warrant Agreement, and (B) a completed and signed certification in the form attached hereto as Annex B.

As promptly as practicable after the completion of the Mergers (but in no event later than two (2) Business Days thereafter), Pubco shall deliver to each Subscriber evidence from Pubco’s transfer agent and warrant agent of, as applicable, (i) the issuance to Subscriber of the Subscribed Securities or (ii) the exchange of the Subscribed Securities for equivalent shares of Pubco Class A Common Stock and warrants of Pubco, in each instance in book-entry form and on and as of the Closing Date.

(f) In the event that the consummation of the Transactions does not occur within two (2) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Company, Pubco and Subscriber, the Issuer shall promptly (but in no event later than three (3) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the Issuer by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries of the Subscribed Securities shall be deemed cancelled. Notwithstanding such return or release (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 6, Subscriber shall remain obligated to redeliver funds to the Issuer, as set forth in the Closing Notice, following the Issuer delivery to Subscriber of a new Closing Notice in accordance with this Section 2 and Subscriber and the Issuer shall remain obligated to consummate the Closing upon satisfaction of the conditions set forth in this Section 2 following the Issuer’s delivery to Subscriber of a new Closing Notice; provided that only one new Closing Notice may be issued. For the purposes of this Subscription Agreement, “Business Day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York City (New York) are not open for a full business day for the general transaction of business.

(g) The obligations of Subscriber, the Company and Pubco to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction or, if permitted by applicable law, waiver by the parties hereto, of the conditions that, on the Closing Date:

(i) all conditions precedent to the closing of the Transactions set forth in the BCA shall have been satisfied or waived by the person with the authority to give such waiver (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) (as determined solely by the parties to the BCA in accordance therewith) and the closing of the Transactions shall be scheduled to occur substantially concurrently with or immediately following the Closing;

(ii) no governmental authority with competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose such restraint or prohibition; and

(iii) the Warrant Agreement shall have been executed and delivered by the parties thereto.

(h) The obligations of the Company and Pubco to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction, or waiver by the Company or Pubco, of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date, as though made on and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects or (B) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects as of such specified date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing Date, but without giving effect to consummation of the Transactions, or as of such earlier date, as applicable;

(ii) Subscriber shall have wired the Purchase Price in accordance with Sections 2(c) and 2(e) and otherwise performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(i) The obligations of Subscriber to consummate, or cause to be consummated, the transactions contemplated by this Subscription Agreement (including the Closing) are subject to the satisfaction or waiver by Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company and Pubco contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality, Company Material Adverse Effect or Pubco Material Adverse Effect (each as defined below), which representations and warranties shall be true in all respects or (B) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects as of such specified date), and consummation of the Closing shall constitute a reaffirmation by the Company and Pubco, as the case may be, of each of their representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date, but without giving effect to consummation of the Transactions, or as of such earlier date, as applicable;

(ii) no Other Subscription Agreement (or other agreements or understandings (including side letters) entered into in connection therewith or in connection with the sale of the Other Subscribed Securities) shall have been amended, modified or waived in any manner that benefits any Other Subscriber unless the Subscriber shall have been offered in writing the same benefits (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons);

(iii) no amendments, modifications or waivers to the terms of the BCA (as it exists on the date hereof as provided to Subscriber) shall have occurred, in each case, in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement (unless Subscriber has provided its written consent thereto);

(iv) all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Stock Exchange (as defined below) and any stockholder approval required by applicable Stock Exchange rules and regulations) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Securities) required to be made in connection with the issuance and sale of the Subscribed Securities shall have been obtained or made, except where the failure to so obtain or make would not prevent the Company and Pubco from consummating the transactions contemplated hereby, including the issuance and sale of the Subscribed Securities to the Subscriber;

(v) the Company and Pubco shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Company or Pubco, respectively, at or prior to the Closing;

(vi) there has not occurred (i) any Company Material Adverse Effect (as defined in the BCA) since the date of this Subscription Agreement that is continuing, (ii) any Pubco Material Adverse Effect or (iii) any Company Material Adverse Effect (as defined herein);

(vii) the Pubco Class A Common Stock shall have been approved for listing on the Nasdaq Stock Market, subject only to official notice of issuance; and

(viii) after giving effect to the issuance of the Subscribed Shares pursuant this Subscription Agreement and the issuance of the shares pursuant to Other Subscription Agreements, on the Closing Date, no fewer than 60,187,500 shares of Pubco Class A Common Stock shall have been issued and outstanding (which excludes any shares of Pubco Class A Common Stock that may be issued upon exercise of the Pubco Warrants or any shares of Pubco Class A Common Stock that may be issued to holders of SPAC Class A Ordinary Shares in the SPAC Merger), and all such issued and outstanding shares shall have been issued prior to or contemporaneously with the issuance of the Subscribed Securities to the Subscriber.

(j) Prior to or at the Closing, Subscriber shall deliver to the Issuer all such other information as is reasonably requested in order for the Issuer to issue the Subscribed Securities to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Securities are to be issued (or Subscriber’s nominee in accordance with its delivery instructions) and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. In addition, if Subscriber is delivering the Purchase Price in Bitcoin, Subscriber shall deliver to the Issuer and/or the Custodian, prior to or at the Closing, all such other information as is required or reasonably requested for tax or regulatory compliance purposes.

Section 3. Company and Pubco Representations and Warranties. Each of the Company, solely with respect to the representations and warranties set forth below relating to the Company, and Pubco, solely with respect to the representations and warranties set forth below relating to Pubco, represents and warrants, severally and not jointly, to Subscriber as of the date hereof and as of the Closing, that:

(a) The Company (i) is validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement and other Transaction Documents to which it is a party, and (iii) is duly licensed or qualified and in good standing (to the extent applicable) in all jurisdictions in which its ownership of property or character of its activities is such as to require it to be so licensed or qualified, except, with respect to the foregoing clause (iii), where the failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions contemplated by this Subscription Agreement.

(b) Pubco (i) is validly existing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement and other Transaction Documents to which it is a party, and (iii) is duly licensed or qualified and in good standing (to the extent applicable) in all jurisdictions in which its ownership of property or character of its activities is such as to require it to be so licensed or qualified, except, with respect to the foregoing clause (iii), where the failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect. For purposes of this Subscription Agreement, a “Pubco Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Pubco that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Pubco’s ability to consummate the transactions contemplated by this Subscription Agreement.

(c) The issuance and sale of the Subscribed Securities, and the transactions contemplated under the Transaction Documents have been duly authorized by the Issuer. The Subscribed Shares and the Warrant Shares, when issued and delivered to Subscriber (or its nominee in accordance with the Subscriber’s delivery instructions and subject to the receipt of the Purchase Price in accordance with the terms of this Subscription Agreement) pursuant to this Subscription Agreement and the Warrant Agreement, and any Pubco Class A Common Stock or Pubco Warrants issued to the Subscriber with respect to its Subscribed Securities in the Company Merger, if applicable, will be validly issued, fully paid, non- assessable, and free and clear of all liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company Organizational Documents or Pubco Organizational Documents, as applicable and each as in effect at such time of issuance, or under the Delaware General Corporation Law. The Issuer has reserved from its duly authorized share capital the number of Warrant Shares issuable upon exercise of the Subscribed Warrants. The Subscribed Warrants have been duly authorized and, when issued and delivered in accordance with this Subscription Agreement, will constitute valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies (collectively, the “Enforceability Exceptions”).

(d) Each Transaction Documents has been duly authorized, validly executed and delivered by the Company and Pubco, and assuming the due authorization, execution and delivery of the same by Subscriber, each such Transaction Document shall constitute the valid and legally binding obligation of the Company and Pubco, enforceable against each of the Company and Pubco in accordance with its terms, subject to the Enforceability Exceptions.

(e) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4, the execution, delivery and performance of each Transaction Document, the issuance of the Subscribed Securities pursuant to this Subscription Agreement and the Warrant Agreement, as applicable (if issued by the Company), the compliance by the Company with all of the provisions of this Subscription Agreement and the Warrant Agreement applicable to the Company and the consummation of the transactions contemplated herein and therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) conflict with or violate any provision of, or result in the breach of, the Company’s organizational documents (“Company Organizational Documents”), or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court governmental authority with competent jurisdiction over the Company or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(f) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4, the execution, delivery and performance of each Transaction Document, the issuance of the Subscribed Securities pursuant to this Subscription Agreement and the Warrant Agreement, as applicable (if issued by Pubco), the issuance of any Pubco Class A Common Stock or Pubco Warrants to the Subscriber with respect to its Subscribed Securities in the Company Merger, if applicable, the compliance by Pubco with all of the provisions of this Subscription Agreement and the Warrant Agreement applicable to Pubco and the consummation of the transactions contemplated herein and therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Pubco pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Pubco is a party or by which Pubco is bound or to which any of the property or assets of Pubco is subject, (ii) conflict with or violate any provision of, or result in the breach of, Pubco’s organizational documents (“Pubco Organizational Documents”), or (iii) conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over Pubco or any of its properties except, in the case of clauses (i) and (iii), for such violations, conflicts, breaches, defaults or liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect.

(g) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4, neither the Company nor Pubco is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or governmental authority with competent jurisdiction, self-regulatory organization (including any stock exchange on which the Pubco Class A Common Stock will be listed (the “Stock Exchange”)) or other person in connection with the execution, delivery and performance of this Subscription Agreement and the Warrant Agreement or the issuance of any Pubco Class A Common Stock or Pubco Warrants issued to the Subscriber with respect to its Subscribed Securities in the Company Merger, if applicable, other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 5, (iii) filings required by the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, and the rules of the United States Securities and Exchange Commission (the “Commission”), including Pubco’s registration statement on Form S-4 with respect to the Transactions and the proxy statement/prospectus included therein (the “Form S-4”), (iv) filings required by the Stock Exchange, including with respect to obtaining SPAC shareholder approval of the Transactions, (v) filings required to consummate the Transactions as provided under the BCA, (vi) filings in connection with or as a result of any publicly available written guidance, comments, requirements or requests of the staff of the Commission under the Securities Act (the “SEC Guidance”) and (vii) those the failure of which to obtain would not have a Company Material Adverse Effect or a Pubco Material Adverse Effect, as applicable.

(h) Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect or a Pubco Material Adverse Effect, as applicable, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator with competent jurisdiction pending, or, to the knowledge of the Company or Pubco, threatened in writing against the Company or Pubco or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator with competent jurisdiction outstanding against the Company or Pubco.

(i) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Subscribed Securities by the Issuer to Subscriber.

(j) None of the Company, Pubco or any person acting on their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Securities. The Subscribed Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. None of the Company, Pubco or any person acting on their behalf has, directly or indirectly, at any time within the past thirty (30) calendar days, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Issuer of the Subscribed Securities as contemplated hereby or the Other Subscribed Securities as contemplated by the Other Subscription Agreements or (ii) cause the offering of the Subscribed Securities pursuant to this Subscription Agreement or the Other Subscribed Securities pursuant to the Other Subscription Agreements to be integrated with prior offerings by the Company or Pubco for purposes of the Securities Act or, other than the Convertible Notes PIPE, any applicable stockholder approval provisions. None of the Company, Pubco or any person acting on their behalf (other than the Placement Agents (as defined below) and their respective persons acting on their behalf in such capacity, as to whom neither the Company nor Pubco makes any representation) has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Subscribed Securities or the Other Subscribed Securities, as contemplated pursuant to this Subscription Agreement and the Warrant Agreement, as applicable, to the registration provisions of the Securities Act.

(k) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Issuer, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act is applicable.

(l) Pubco is in compliance with all applicable laws, except where such non-compliance would not be reasonably likely to have a Pubco Material Adverse Effect. Pubco has not received any written communication from a governmental authority that alleges that Pubco is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Pubco Material Adverse Effect.

(m) The Company is in compliance with all applicable laws, except where such non-compliance would not be reasonably likely to have a Company Material Adverse Effect. The Company has not received any written communication from a governmental authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(n) Upon consummation of the Transactions, the Pubco Class A Common Stock will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Stock Exchange, and the Pubco Class A Common Stock will be approved for listing on Nasdaq or another national securities exchange, subject to official notice of issuance. The Pubco Class A Common Stock will be eligible for clearing through The Depository Trust Company, through its Deposit/Withdrawal At Custodian (DWAC) system, and Pubco will be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Pubco Class A Common Stock. Pubco’s transfer agent will be a participant in DTC’s Fast Automated Securities Transfer Program.

(o) Other than compensation to be paid to Cantor Fitzgerald & Co., BTIG, LLC and Houlihan Lokey Capital Inc., as placement agents to SPAC and Pubco (the “Placement Agents”), no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Securities to Subscriber.

(p) As of the date hereof, the authorized share capital of the Company consists of 35,000,000 shares, all of which are shares of Company Common Stock.  As of the date hereof and prior to giving effect to the Transactions: 25,010 shares of Company Common Stock were issued and outstanding.  All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive or similar rights. Prior to the Closing Date, in accordance with Section 5.21 of the BCA, the Company shall amend the Company Organizational Documents to increase the authorized share capital in a manner sufficient to consummate the transactions contemplated by this Subscription Agreement. Other than Pubco, Company Merger Sub and Pubco Merger Sub, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated.  There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of Company Common Stock or other equity interests in the Company, other than as contemplated by the BCA or as described in the forms, reports, schedules, statements, registration statements, prospectuses, and other documents filed or furnished as of the date hereof by Pubco with the Commission under the Securities Act and/or the Exchange Act (collectively, and together with any amendments, restatements or supplements thereto, the “SEC Documents”).

(q) As of the date hereof, the authorized share capital of Pubco consists of 1,000 shares, all of which are shares of Pubco Common Stock.  As of the date hereof and prior to giving effect to the Transactions: 10 shares of Pubco Common Stock were issued and outstanding.  All issued and outstanding shares of Pubco Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive or similar rights. Prior to the Closing Date, in accordance with Section 2.1(e) of the BCA, Pubco shall amend the Pubco Organizational Documents to, among other things, increase the authorized share capital in a manner sufficient to consummate the transactions contemplated by this Subscription Agreement.  Other than Company Merger Sub and SPAC Merger Sub, Pubco has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated.  There are no shareholder agreements, voting trusts or other agreements or understandings to which Pubco is a party or by which it is bound relating to the voting of any shares of Pubco Common Stock or other equity interests in Pubco, other than as contemplated by the BCA or as described in the SEC Documents.

(r) The Other Subscription Agreements reflect the same Per Subscribed Security Price and the same other terms and conditions with respect to the purchase of Subscribed Securities that are no more favorable in the aggregate to the Other Subscribers than the material terms of this Subscription Agreement are to the Subscriber (other than terms particular to the regulatory requirements of such investor or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related securities).

(s) Neither the Company nor Pubco is, and immediately after receipt of payment for the Subscribed Securities and Other Subscribed Securities and consummation of the Transactions, neither will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t) None of the Company, Pubco, and any of their respective controlled affiliates (i) is, or will be at or immediately after the Closing, a person of a country of concern, as such term is defined in 31 C.F.R. § 850.221 (a “Covered Person”), (ii) directly or indirectly hold, or will hold at or immediately after the Closing, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of, any Covered Person, or (iii) is engaged, or has plans to engage, or will be engaged at or immediately after the Closing, directly or indirectly, in a “covered activity,” as such term is defined in 31 C.F.R. § 850.208.

Section 4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company, Pubco and the Placement Agents, as of the date hereof and as of the Closing, that:

(a) If Subscriber is a legal entity, Subscriber (i) has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into, and perform its obligations under, this Subscription Agreement. If Subscriber is an individual, Subscriber has the legal competence and capacity to enter into and perform its obligations under this Subscription Agreement.

(b) If Subscriber is a legal entity, this Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. If Subscriber is an individual, Subscriber’s signature is genuine and the signatory has the legal competence and capacity to execute this Subscription Agreement. Assuming the due authorization, execution and delivery of the same by the Company and Pubco, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, subject to the Enforceability Exceptions.

(c) If Subscriber is paying the Purchase Price in Bitcoin, (i) Subscriber has all rights, title and interest in and to the Bitcoin to be contributed by it to the Issuer pursuant to this Subscription Agreement, (ii) such Bitcoin is held in a digital wallet held or operated by or on behalf of Subscriber at or by an appropriately regulated custodian and/or in accordance with industry-standard security practices (the “Subscriber Digital Wallet”) and neither such Bitcoin nor such Subscriber Digital Wallet is subject to any liens, encumbrances or other restrictions, (iii) Subscriber has taken commercially reasonable steps to protect its Subscriber Digital Wallet and such Bitcoin and (iv) Subscriber has the exclusive ability to control such Subscriber Digital Wallet, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means.

(d) The execution, delivery and performance of this Subscription Agreement, the purchase of the Subscribed Securities hereunder, the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) if Subscriber is a legal entity, the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental authority with competent jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Subscriber that, individually or in the aggregate, would reasonably be expected to materially impair or materially delay the Subscriber’s performance of its obligations under this Subscription Agreement, including the purchase of the Subscribed Securities.

(e) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act) satisfying the applicable requirements set forth on Annex A hereto, (ii) is an “institutional investor” (as defined in FINRA Rule 2111), (iii) if located or resident in a member state of the European Economic Area, is a “qualified investor” within the meaning of Article 2 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”), (iv) if located or resident in the United Kingdom, is a “qualified investor” within the meaning of Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”) who is also (x) an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (y) a high net worth entity falling within Article 49(2)(a) to (d) of the Order; or (z) a person to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) in connection with the issue or sale of the Subscribed Securities may be lawfully communicated or caused to be communicated, (v) is acquiring the Subscribed Securities only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and Subscriber has sole investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (vi) is not acquiring the Subscribed Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws (and has provided the Company and Pubco with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Securities.

(f) Subscriber acknowledges and agrees that the Subscribed Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Securities have not been registered under the Securities Act and that neither the Company nor Pubco is required to register the Subscribed Securities or the Warrant Shares except as set forth in Section 5. Subscriber acknowledges and agrees that neither the Subscribed Securities nor the Warrant Shares may be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company, Pubco or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of clauses (i)-(ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Subscribed Securities or Warrant Shares shall contain a restrictive legend to such effect. Subscriber acknowledges and agrees that the Subscribed Securities and the Warrant Shares will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Securities or the Warrant Shares and may be required to bear the financial risk of an investment in the Subscribed Securities and the Warrant Shares for an indefinite period of time. Subscriber acknowledges and agrees that, unless the Subscribed Securities or the Warrant Shares are earlier registered on the Form S-4 or a Registration Statement, the Subscribed Securities and the Warrant Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year following the filing of certain required information with the Commission after the Closing Date. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Securities.

(g) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Securities directly from the Issuer. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, Pubco, the Placement Agents or any of their respective affiliates or any of such person’s or its or their respective affiliates’ control persons, officers, directors, partners, members, managing members, managers, agents, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”), any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company or Pubco set forth in this Subscription Agreement, and Subscriber is not relying on any other purported representations, warranties, covenants, agreements or statements (including by omission), which are hereby disclaimed by Subscriber.

(h) In making its decision to purchase the Subscribed Securities, Subscriber has relied solely upon an independent investigation made by Subscriber and the Company’s and Pubco’s respective representations, warranties and agreements in this Subscription Agreement. Subscriber acknowledges and agrees that Subscriber has had access to, has received, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Securities, including with respect to the Company, Pubco and the Transactions, and Subscriber has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Securities. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Securities, including but not limited to information concerning the Company, Pubco, the BCA, and the Subscription.

(i) Subscriber acknowledges and agrees that none of the Company, Pubco, the Placement Agents nor their respective affiliates or any of such person’s or its or their respective affiliates’ Representatives has provided Subscriber with any advice with respect to the Subscribed Securities. Other than as set forth herein, none of the Company, Pubco, the Placement Agents or any of their respective affiliates or Representatives has made or makes any representation or warranty, whether express or implied, of any kind or character as to the value of the Subscribed Securities.

(j) Subscriber became aware of this offering of the Subscribed Securities solely by means of direct contact between Subscriber, on the one hand, and the Company and Pubco (and their Representatives, including the Placement Agents), on the other, and the Subscribed Securities were offered to Subscriber solely by direct contact between Subscriber, on the one hand, and the Company and Pubco (and their Representatives, including the Placement Agents), on the other, or their respective affiliates. Subscriber did not become aware of this offering of the Subscribed Securities, nor were the Subscribed Securities offered to Subscriber, by any other means, and none of the Company or Pubco or their respective Representatives (including the Placement Agents) acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that the Subscribed Securities (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(k) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Securities. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Securities, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c) and an institutional “accredited investor” as defined in Rule 501(a) under the Securities Act, (ii) is a sophisticated institutional investor, experienced in investing in business transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Securities.

(l) Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Securities and determined that the Subscribed Securities are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Pubco. Subscriber acknowledges specifically that a possibility of total loss exists.

(m) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Securities or made any findings or determination as to the fairness of this investment.

(n) Neither the Subscriber nor any of its affiliates, officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person (including individual or entity) that is the target or the subject of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities with competent jurisdiction, including, but not limited to those administered by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, or the United Kingdom (including His Majesty’s Treasury of the United Kingdom) (collectively, “Sanctions”), (ii) a person or entity listed on the List of Specially Designated Nationals and Blocked Persons administered by OFAC, or in any Executive Order issued by the President of the United States and administered by OFAC, or any other any Sanctions-related list of sanctioned persons maintained by OFAC, the Department of Commerce or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, or the United Kingdom (collectively, “Sanctions Lists”), (iii) organized, incorporated, established, located, resident or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, or the so-called Luhansk People’s Republic regions of Ukraine, as well as the non-controlled regions of the oblasts of Zaporizhzhia and Kherson or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United Kingdom; (iv) directly or indirectly owned or controlled (as ownership and control are defined and interpreted under applicable sanctions), or acting on behalf or at the direction of, any such person or persons described in any of the foregoing clauses (i) through (iv), except in each case as permitted under Sanctions laws; or (v) a non-U.S. institution that accepts currency for deposit and that has no physical presence in the jurisdiction in which it is incorporated or in which it is operating, as the case may be, and is unaffiliated with a regulated financial group that is subject to consolidated supervision (a “non-U.S. shell bank”) or providing banking services indirectly to a non-U.S. shell bank (collectively, (i) through (v), a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that Subscriber is permitted to do so under applicable law. Subscriber represents that (i) if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures to ensure compliance with its obligations under the BSA/PATRIOT Act, and (ii) to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the anti-corruption and anti-money laundering-related laws administered and enforced by other governmental authorities with competent jurisdiction. Subscriber also represents that it maintains policies and procedures reasonably designed to ensure compliance with Sanctions. Subscriber further represents and warrants that, to its knowledge, (i) none of the funds held by Subscriber and used to purchase the Subscribed Securities are or will be derived from transactions directly or indirectly with or for the benefit of any Prohibited Investor, (ii) such funds are from legitimate sources and do not constitute the proceeds of criminal conduct or criminal property, (iii) such funds do not originate from and have not been routed through an account maintained at a non-U.S. shell bank; and (iv) it maintains policies and procedures reasonably designed to ensure the funds held by Subscriber and used to purchase the Subscribed Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor or from or through a non-U.S. shell bank.

(o) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Issuer as a result of the purchase and sale of Subscribed Securities hereunder, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Issuer from and after the Closing as a result of the purchase and sale of Subscribed Securities hereunder.

(p) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on the Company, Pubco, the Placement Agents or any of their respective affiliates (the “Transaction Parties”) for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Subscribed Securities, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Securities and (ii) the acquisition and holding of the Subscribed Securities will not result in a non-exempt prohibited transaction under ERISA or section 4975 of the Code.

(q) Subscriber has or has commitments to have and, when required to deliver payment pursuant to Section 2, Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(r) Subscriber agrees that none of (i) any Other Subscriber pursuant to an Other Subscription Agreement or any other agreement related to the private placement of the Issuer’s securities (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) nor (ii) the Placement Agents shall be liable (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such person or entity), whether in contract, tort or otherwise, or have any liability or obligation to Subscriber or any Other Subscriber, or any person claiming through Subscriber or any Other Subscriber, pursuant to this Subscription Agreement or related to the private placement of the Subscribed Securities, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of the foregoing in connection with the purchase of the Subscribed Securities.

(s) No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by Subscriber solely in connection with the sale of the Subscribed Securities to Subscriber.

(t) At all times on or prior to the Closing Date, Subscriber has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Subscribed Securities, other than binding commitments it may have to transfer and/or pledge such Subscribed Securities upon Closing to a prime broker under and in accordance with its prime brokerage agreement with such broker.

(u) Other than with respect to its affiliates, Subscriber is not currently (and at all times through the Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of Pubco (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(v) Subscriber will not acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in the Company or Pubco as a result of the purchase and sale of the Subscribed Securities.

(w) Subscriber does not currently have, nor will have prior to the Closing, any binding commitment, plan or intention to dispose of the Subscribed Securities following the Closing.

(x) Subscriber has not relied on any statements or other information provided by the Placement Agents concerning SPAC, the Company and Pubco or the Issuer’s securities or the offer and sale of the Subscribed Securities. No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Subscribed Securities. The Placement Agents and each of their members, directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to SPAC, the Company, Pubco, or the Subscribed Securities or the accuracy, completeness or adequacy of any information supplied to the Subscriber by or on behalf of SPAC, the Company or Pubco. In connection with the issue and purchase of the Subscribed Securities, the Placement Agents have not made any recommendations regarding an investment in the Company, Pubco, the Subscribed Securities or other Issuer’s securities or acted as the Subscriber’s financial advisor or fiduciary.

(y) Subscriber covenants that neither it, nor any affiliate acting on its behalf or pursuant to any understanding with it, has executed or will execute any purchases or sales of any of securities of the Company and Pubco during the period that commenced at the time that Subscriber first learned of the transactions contemplated hereunder and ending at such time that the transactions contemplated by this Subscription Agreement are first publicly announced pursuant to the initial press release as described in Section 8(u). Subscriber covenants that until such time as the transactions contemplated by this Subscription Agreement are publicly disclosed by SPAC pursuant to the initial press release as described in Section 8(u), Subscriber will maintain the confidentiality of the existence and terms of the Subscription and the Transactions and the transactions contemplated hereby. Notwithstanding the foregoing and notwithstanding anything contained in this Subscription Agreement to the contrary, the Company and Pubco expressly acknowledge and agree that Subscriber shall have no duty of confidentiality as set forth in this Section 4(y) to the Company or Pubco after the issuance of the initial press release as described in Section 8(u). Notwithstanding the foregoing, in the case that Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Securities covered by this Subscription Agreement.

Section 5. Registration of Subscribed Shares.

(a) Pubco agrees to use commercially reasonable efforts to cause the Subscribed Securities and Warrant Shares (such securities, the “Registrable Securities”) to be registered on the Form S-4, if permitted under applicable Commission rules, regulations and interpretations (including as may be confirmed to counsel of Pubco by the staff of the Commission orally or in writing). Pubco’s obligations to include the Registrable Securities in the Form S-4 are contingent upon Subscriber promptly furnishing any information reasonably requested by SPAC or Pubco for purposes of making applicable disclosures in the Form S-4.

(b) To the extent that any Registrable Securities are unable to be included on the Form S-4, then, subject to Section 5(d), Pubco agrees that, as soon as practicable but in no event later than thirty (30) calendar days following the Closing Date, Pubco will file with the Commission (at Pubco’s sole cost and expense) a registration statement registering the resale of such Registrable Securities (such registration statement, the “Resale Registration Statement”, and together with the Form S-4, the “Registration Statements”), and Pubco shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than sixty (60) calendar days after the Closing Date (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended by a maximum of thirty (30) calendar days after the Closing Date if the Resale Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further that Pubco shall request the Resale Registration Statement declared effective promptly after the date Pubco is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Resale Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of calendar days as the number of calendar days during which the Commission remains closed. Pubco will provide a draft of the Resale Registration Statement to Subscriber at least five (5) Business Days in advance of the date of filing the Resale Registration Statement with the Commission. Unless otherwise agreed to in writing by Subscriber prior to the filing of the Resale Registration Statement, Subscriber shall not be identified as a statutory underwriter in the Resale Registration Statement unless the Commission requests that Subscriber be identified as a statutory underwriter; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Resale Registration Statement, Subscriber will have the opportunity to withdraw from the Resale Registration Statement upon its prompt written request to Pubco. Notwithstanding the foregoing, if the Commission or its regulations prevent Pubco from including any or all of the Registrable Securities proposed to be registered under the Resale Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the applicable stockholders or otherwise, such Resale Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the Commission. In such event, the number of Registrable Securities shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Registrable Securities under Rule 415 under the Securities Act, Pubco shall amend the Resale Registration Statement or file one or more new Registration Statement(s) (with such amendment or new Registration Statement also being deemed to be a “Registration Statement” hereunder) to register such additional Registrable Securities and use commercially reasonable efforts to cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than thirty (30) calendar days after the filing of such Registration Statement (the “Additional Effectiveness Deadline”); provided, that the Additional Effectiveness Deadline shall be extended by thirty (30) calendar days after the filing of such Registration Statement, including any new Registration Statement or amended Registration Statement, if such Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that Pubco shall request that such Registration Statement be declared effective promptly after the date Pubco is notified (orally or in writing, whichever is earlier) by the staff of the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided, further, that (i) if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Effectiveness Deadline shall be extended by the same number of calendar days as the number of calendar days during which the Commission remains closed. Any failure by Pubco to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve Pubco of its obligations to file or effect a Registration Statement as set forth in this Section 5.

(c) Notwithstanding anything to the contrary, if at any time following the filing of a Registration Statement, Pubco determines that it is eligible to register the Registrable Securities on Form S-3, then Pubco shall use its reasonable best efforts to (i) promptly as possible but in no event more than ten (10) Business Days after such determination to file a new Registration Statement on Form S-3; (ii) have such Registration Statement declared effective by the Commission; and (iii) keep such Registration Statement effective during the period during which such Registration Statement is required to be kept effective in accordance with this Subscription Agreement.

(d) Pubco agrees that, except for such times as Pubco is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, Pubco will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Subscriber, including to prepare and file any post-effective amendment to such Registration Statement or a supplement to the related prospectus such that the prospectus will not include any untrue statement or a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, until the earliest to occur of (i) the date on which Subscriber ceases to hold any Registrable Securities issued pursuant to this Subscription Agreement and (ii) the first date on which Subscriber can sell all of its Registrable Securities issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for Pubco to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (the earliest of clauses (i) and (ii), the “End Date”). Prior to the End Date, Pubco (i) will use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable; (ii) file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell Registrable Securities pursuant to the Registration Statement; and (iii) qualify the Registrable Securities for listing on the Stock Exchange and update or amend the Registration Statement as necessary to include Registrable Securities. Pubco will use its commercially reasonable efforts to (A) for so long as Subscriber holds Registrable Securities, make and keep public information available (as those terms are understood and defined in Rule 144) and file with the Commission in a timely manner all reports and other documents required of Pubco under the Exchange Act so long as Pubco remains subject to such requirements to enable Subscriber to resell the Registrable Securities pursuant to Rule 144, (B) at the reasonable request of Subscriber, deliver all the necessary documentation to cause Pubco’s transfer agent to remove all restrictive legends from any Registrable Securities being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of the Registrable Securities, and (C) cause its legal counsel to deliver to the transfer agent the necessary legal opinions required by the transfer agent, if any, in connection with the instruction under clause (B) upon the receipt of Subscriber representation letters and such other customary supporting documentation as requested by (and in a form reasonably acceptable to) such counsel. Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Registrable Securities to Pubco (or its successor) as may be reasonably required to enable Pubco to make the determination described above.

(e) Pubco’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing in writing to Pubco a completed selling stockholder questionnaire in customary form that contains such information regarding Subscriber, the securities of Pubco held by Subscriber and the intended method of disposition of the Registrable Securities as shall be reasonably requested by Pubco to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as Pubco may reasonably request that are customary of a selling stockholder in similar situations, including providing that Pubco shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement (i) during any customary blackout or similar period or as permitted hereunder and (ii) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of Pubco’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement; provided, that Pubco shall request such information from Subscriber, including the selling stockholder questionnaire, at least five (5) Business Days prior to the anticipated date of filing the Registration Statement with the Commission. In the case of the registration effected by Pubco pursuant to this Subscription Agreement, Pubco shall, upon reasonable request, inform Subscriber as to the status of such registration. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Registrable Securities. Notwithstanding anything to the contrary contained herein, Pubco may from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if (A) it determines in good faith that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, including as a result of any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information, (B) such filing or use would materially affect a bona fide business or financing transaction of Pubco or would require premature disclosure of information that would materially adversely affect Pubco, (C) in the good faith judgment of the majority of the members of Pubco’s board of directors, such filing or effectiveness or use of such Registration Statement would be seriously detrimental to Pubco, (D) the majority of the board determines to delay the filing or initial effectiveness of, or suspend use of, a Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with the SEC Guidance directed at special purpose acquisition companies or companies that have consummated a business combination with a special purpose acquisition company, or any related disclosure or related matters, or (E) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of Pubco’s Annual Report on Form 10-K for its first completed fiscal year following the effective date of the Registration Statement (each such circumstance, a “Suspension Event”); provided, that, (w) Pubco shall not so delay filing or so suspend the use of the Registration Statement for a period of more than forty-five (45) consecutive days or more than ninety (90) total calendar days in any consecutive three hundred sixty (360) day period, or more than two (2) times in any consecutive three hundred sixty (360) day period and (x) Pubco shall use commercially reasonable efforts to make such registration statement available for the sale by Subscriber of such securities as soon as practicable thereafter.

(f) Upon receipt of any written notice from Pubco of the happening of (i) an issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, which notice shall be given no later than three (3) Business Days from the date of such event, (ii) any Suspension Event during the period that the Registration Statement is effective, which notice shall be given no later than three (3) Business Days from the date of such Suspension Event, or (iii) if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (1) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which Pubco agrees to use commercially reasonable efforts to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Pubco that it may resume such offers and sales and (2) it will maintain the confidentiality of any information included in such written notice delivered by Pubco unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by Pubco, Subscriber will deliver to Pubco or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (w) to the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.

(g) For purposes of this Section 5 (i) “Registrable Securities” shall mean, as of any date of determination, the Registrable Securities and any other equity security issued or issuable with respect to the Registrable Securities by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement, and (ii) “Subscriber” shall include any person to which the rights under this Section 5 shall have been duly assigned.

(h) Pubco shall indemnify, defend and hold harmless Subscriber, (to the extent Subscriber is a seller under the Registration Statement), the officers, directors, members, managers, partners, agents and employees of Subscriber, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, managers, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all out-of-pocket and reasonably documented losses, claims, damages, liabilities, costs (including reasonable and documented external attorneys’ fees) and expenses (collectively, “Losses”) arising out of or caused by or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are (1) based upon information regarding Subscriber furnished in writing to Pubco by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or (2) result from or in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 5(e). Notwithstanding the foregoing, Pubco’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Pubco (which consent shall not be unreasonably withheld or delayed). Pubco shall provide Subscriber with an update on any threatened or asserted proceedings arising from or in connection with the transactions contemplated by this Section 5 of which Pubco receives notice whether oral or in writing.

(i) To the extent the Subscriber is identified as a selling stockholder in the Resale Registration Statement, Subscriber shall, severally and not jointly with any Other Subscriber in the offering contemplated by this Subscription Agreement, indemnify, defend and hold harmless Pubco, its directors, officers, members, managers, partners and employees, each person who controls Pubco (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, members, managers, partners, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Resale Registration Statement any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to Pubco by or on behalf of Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the United States dollars amount of the net proceeds received by Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber’s indemnification obligation shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld or delayed).

(j) Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(k) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Registrable Securities pursuant to this Subscription Agreement.

(l) If the indemnification provided under this Section 5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), or on behalf of such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in this Section 5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(l) from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for punitive damages in connection with this Subscription Agreement or the transactions contemplated hereby.

(m) At any time and from time to time in connection with a bona-fide sale of Subscribed Securities effected in compliance with the requirements of Rule 144 under the Securities Act or through any broker-dealer sale transactions described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement, Pubco shall use its commercially reasonable efforts, subject to the receipt of customary documentation required from the holder of the applicable Subscribed Securities and broker in connection therewith and compliance with applicable laws, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Subscribed Securities being sold and (ii) in connection with any sale made pursuant to Rule 144, cause its legal counsel to deliver reasonably requested legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). Subscriber may request that Pubco remove any legend from the book entry position evidencing its Subscribed Securities following the earliest of such time as such Subscribed Securities (i) have been or are about to be sold or transferred pursuant to an effective registration statement (including the Registration Statement), or (ii) have been sold pursuant to Rule 144. Pubco shall be responsible for the fees of its transfer agent, its legal counsel (including for purposes of giving the opinion referenced herein) and all DTC fees associated with such issuance and the Subscriber shall be responsible for its fees or costs associated with such removal of the legend (including its legal fees or costs of its legal counsel).

(n) With a view to making available to Subscriber the benefits of Rule 144 that permit Subscriber to sell securities of Pubco to the public without registration, Pubco agrees, for so long as Subscriber holds Subscribed Securities, to:

(i) use commercially reasonable efforts to make and keep current public information available, as such term is understood and defined in Rule 144; and

(ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of Pubco under the Exchange Act so long as Pubco remains subject to such requirements and the filing of such reports and other documents as may be required pursuant to the applicable provisions of Rule 144.

(o) Upon request, Pubco shall provide the Subscriber with contact information for the person responsible for Pubco’s account at the transfer agent to facilitate transfers made pursuant to this Section 5 and provide reasonable assistance to facilitate transfers. Pubco shall be responsible for the fees of its transfer agent and its legal counsel (including for purposes of giving the opinion referenced herein) associated with such issuance and the Subscriber shall be responsible for its fees or costs associated with such removal of the legend (including its legal fees or costs of its legal counsel).

(p) Immediately after the receipt of any funds by the Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements, such funds will be converted into Bitcoin in accordance with the terms of the BCA (after giving effect to any exceptions therein with respect to payment of any operating expenses and the payment of any expenses related to the Transactions).

Section 6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof (except for the rights and obligations described in Section 5 hereof, which shall survive any termination of this Subscription Agreement), upon the earliest to occur of (a) such date and time as the BCA is terminated in accordance with its terms; (b) the mutual written agreement of the parties hereto to terminate this Subscription Agreement; or (c) twelve (12) months from the date of this Subscription Agreement; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company or Pubco shall notify Subscriber of the termination of the BCA promptly after the termination thereof. Upon the termination hereof in accordance with this Section 6, any monies paid by Subscriber in connection herewith shall promptly (and in any event within two (2) Business Days) be returned in full to Subscriber by wire transfer of United States dollars in immediately available funds to the account specified by Subscriber, without any deduction for or on account of any tax withholding except as required by law, charges or set-off, whether or not the Transactions shall have been consummated.

Section 7. Trust Account Waiver. Subscriber hereby acknowledges that SPAC is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Subscriber further acknowledges that, as described in the final prospectus relating to SPAC’s initial public offering (“IPO”) filed with the Commission (File No. 333-279951) on August 2, 2024 (the “Prospectus”), substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s IPO and a private placement of its securities and substantially all of those proceeds (including interest accrued from time to time thereon) have been deposited into a trust account (the “Trust Account”) for the benefit of SPAC and its public shareholders. As described in the Prospectus, the funds held from time to time in the Trust Account may only be released upon certain conditions. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subscriber hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind (“Claim”) to, or to any monies or other assets in, the Trust Account, and hereby irrevocably waives (on its own behalf and on behalf of its related parties) any Claim to, or to any monies or other assets in, the Trust Account that it may have now or in the future as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Subscribed Securities, in or to any monies held in the Trust Account (or any distributions therefrom directly or indirectly to SPAC’s public shareholders). In the event that Subscriber has any Claim against SPAC as a result of, or arising out of, this Subscription Agreement, the Other Subscription Agreements, the transactions contemplated hereby and thereby, or the Subscribed Securities, Subscriber agrees not to seek recourse against the Trust Account or any funds distributed therefrom (it being clarified that such waiver shall not apply following the Closing to the Trust Account funds that are released from the Trust Account to SPAC or Pubco in connection with the Transactions). Subscriber acknowledges and agrees that such irrevocable waiver is a material inducement to SPAC to enter into this Subscription Agreement, and further intends and understands such waiver to be valid, binding, and enforceable against Subscriber in accordance with applicable law. To the extent Subscriber commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against SPAC or its Representatives, Subscriber hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Subscriber (or any person claiming on Subscriber’s behalf or in lieu of Subscriber) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Nothing in this Section 7 shall be deemed to limit Subscriber’s right to distributions from the Trust Account in accordance with SPAC’s organizational documents in respect of any redemptions by Subscriber in respect of SPAC Class A Ordinary Shares acquired by any means other than pursuant to this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, the provisions of this Section 7 shall survive termination of this Subscription Agreement.

Section 8. Miscellaneous.

(a) Notwithstanding any other provision of this Subscription Agreement, the Company, Pubco and any of their Representatives, as applicable, shall be entitled to deduct and withhold from the Registrable Securities and any other amount payable pursuant to this Subscription Agreement (in connection with a future share split, dividend, distribution, recapitalization, merger, exchange, or replacement) any such taxes as may be required to be deducted and withheld from such amounts (and any other amounts treated as paid for applicable tax law) under the Internal Revenue Code of 1986, as amended, or any other applicable tax law (as determined in good faith by the party so deducting or withholding in its sole discretion). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Subscription Agreement as having been paid to the person in respect of which such deduction and withholding was made.

(b) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one (1) Business Day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 8(b). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 8(b).

(c) Subscriber acknowledges that the Company, Pubco, the Placement Agents and SPAC will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 8(c) shall not give the Company or Pubco any rights other than those expressly set forth herein. Prior to the Closing, Subscriber agrees to promptly notify the Company and Pubco if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company and Pubco acknowledge that Subscriber and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of the Company and Pubco contained in this Subscription Agreement. Prior to the Closing, the Company and Pubco agree to promptly notify Subscriber and the Placement Agents, if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company or Pubco set forth herein are no longer accurate in all material respects.

(d) Each of the Company, Pubco and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party as required by applicable law in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) Each party hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(f) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Securities acquired hereunder and the rights set forth in Section 5) may be transferred or assigned by Subscriber. Neither this Subscription Agreement nor any rights or obligations that may accrue to the Company or Pubco hereunder may be transferred or assigned by the Company or Pubco without the prior written consent of Subscriber, other than in connection with the Transactions. Notwithstanding the foregoing, Subscriber may assign all or a portion of its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) upon written notice to the Company and Pubco or, with the Company’s and Pubco’s prior written consent, to another person; provided, that in the case of any such assignment, the assignee(s) shall become a Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and provided further that no such assignment shall relieve the assigning Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company and Pubco have given their prior written consent to such relief. Any purported assignment or transfer in violation of this Section 8(f) shall be null and void.

(g) To the extent any agreements, representations or warranties are required to be performed or accurate by their terms following the Closing, all the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(h) The Company and Pubco may request from Subscriber such additional information as the Company or Pubco may reasonably determine to be necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Securities and to register the Subscribed Securities for resale, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Company and Pubco agree to keep any such information provided by Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange. Subscriber acknowledges that SPAC and Pubco may file a form of this Subscription Agreement with the Commission as an exhibit to a current or periodic report of SPAC or Pubco, an annex to a proxy statement of SPAC or Pubco or as an exhibit to a registration statement of Pubco.

(i) Each of the Company and Pubco agrees that neither the Company or Pubco, nor any of its respective officers, directors, employees or agents will provide Subscriber with any material, non-public information regarding the Company or Pubco or any of its respective subsidiaries, as applicable, from and after the date of this Subscription Agreement without the express prior written consent of Subscriber (which may be granted or withheld in such Subscriber’s sole discretion).

(j) This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto; provided that no provision of this Subscription Agreement that references the Placement Agents may be amended, modified, terminated or waived in any manner that is adverse to the Placement Agents without the written consent of the Placement Agents.

(k) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. The parties hereto agree that the Placement Agents are express third-party beneficiaries of the representations, warranties and covenants of the Company and Pubco contained in Section 3 and the representations, warranties and covenants of Subscriber contained in Section 4, and their express rights set forth in Section 8(j) and this Section 8(k).

(l) Except with respect to the Placement Agents (who are third-party beneficiaries of the representations, warranties and covenants set forth herein) or as otherwise expressly provided herein, this Subscription Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and, except with respect to the Placement Agents or as otherwise as provided herein, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(m) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 8(m) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(n) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(o) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(p) This Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic mail, in .pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(q) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(r) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(s) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 8(b) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(t) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto; except with respect to the provisions of this Subscription Agreement for which the Placement Agents are express third party beneficiaries.

(u) SPAC shall (i) by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue a press release disclosing the material terms of the transactions contemplated hereby and the Transactions, and (ii) file with the Commission a Current Report on Form 8-K disclosing all material terms of this Subscription Agreement, the Other Subscription Agreements, the BCA and the transactions contemplated hereby and thereby, and the Transactions, and including as exhibits thereto, the form of this Subscription Agreement and the Other Subscription Agreement, within the time required by the Exchange Act. From and after the issuance of such press release, SPAC, the Company and Pubco represent to the Subscriber that they shall have publicly disclosed all material, non-public information regarding SPAC, the Company and Pubco delivered to the Subscriber by or on behalf of SPAC, the Company and Pubco or any of their respective officers, directors, employees or agents (including the Placement Agents) in connection with the transactions contemplated by this Subscription Agreement and the BCA. Prior to the Closing, Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of the Company, SPAC and Pubco (such consent not to be unreasonably withheld or delayed). Notwithstanding anything in this Subscription Agreement to the contrary, each of SPAC, the Company and Pubco (i) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of Subscriber and (ii) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities laws, rules or regulations, including in connection with the filing of a Registration Statement pursuant to Section 5(a), and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange, in which case of clause (A) or (B), SPAC, the Company or Pubco, as applicable, shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure. Subscriber will promptly provide any information reasonably requested by SPAC, the Company or Pubco for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission). To the extent that any such information is publicly disclosed pursuant to the provisions hereunder, the parties agree that no further notice or consent is required for SPAC, the Company or Pubco to further disclose such information. SPAC is in compliance in all material respects with, and has not received any written communication from a governmental authority with competent jurisdiction that alleges that SPAC is not in compliance in all material respects with, or is in default or violation of, the applicable provisions of (i) the Securities Act, the Exchange Act, and the rules and regulations thereunder, (ii) the rules and regulations of the Commission, and (iii) the rules of the Stock Exchange. Each of SPAC and Pubco shall not publicly disclose the name of Subscriber or any affiliates or advisers, or include their names in any press release or filing without the prior written consent of Subscriber, except as required by the federal securities laws or other laws, rules or regulations, in which case Subscriber will be provided notice.

(v) The Issuer shall not effect the exercise of any Subscriber’s Subscribed Warrant, and such Subscriber shall not have the right to exercise such Subscribed Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates) or any “group” of which Subscriber or its affiliate is a member, would beneficially own in excess of 9.9% (the “Maximum Percentage”) of the shares of Pubco Class A Common Stock, as applicable, outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Pubco Class A Common Stock, as applicable, beneficially owned by such person and its affiliates, or any group of which such person and its affiliates is a member, shall include the number of Warrant Shares issuable upon exercise of the Subscribed Warrant with respect to which the determination of such sentence is being made, but shall exclude Warrant Shares that would be issuable upon (x) exercise of the remaining, unexercised portion of the Subscribed Warrant beneficially owned by such person and its affiliates, or any group of which any such person or its affiliates is a member, and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Issuer beneficially owned by such person and its affiliates, or any group of which such person or its affiliates is a member (including, without limitation, any convertible notes or convertible preference shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, and the applicable regulations of the Commission. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Commission, and the percentage held by Subscriber shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. The Issuer shall not effect the exercise of a Subscriber’s Subscribed Warrant, and such Subscriber shall not have the right to exercise such Subscribed Warrant, unless it provides to the Issuer confirmation that, after giving effect to such exercise, such person (together with such person’s affiliates) or any “group” of which such Subscriber or its affiliates is a member, would not beneficially own in excess of the Maximum Percentage of the shares of Company Common Stock or shares of Pubco Class A Common Stock, as applicable, outstanding immediately after giving effect to such exercise as determined in accordance with this paragraph (v). In determining the number of outstanding shares of Pubco Class A Common Stock, Subscriber may rely on the number of outstanding shares of Pubco Class A Common Stock as reflected in (1) Pubco’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by Pubco or (3) any other notice by Pubco or the Warrant Agent setting forth the number of shares of Pubco Class A Common Stock outstanding. For any reason at any time, upon the written request of Subscriber of the Subscribed Warrant, the Issuer shall, within two (2) Business Days, confirm orally and in writing to such Subscriber the number of Warrant Shares then outstanding. In any case, the number of outstanding shares of Company Common Stock or shares of Pubco Class A Common Stock, as applicable, shall be determined after giving effect to the conversion or exercise of equity securities of the Issuer by Subscriber and its affiliates since the date as of which such number of outstanding shares of Company Common Stock or shares of Pubco Class A Common Stock, as applicable, was reported. In the event that the exercise of the Subscribed Warrant results in the person (together with such person’s affiliates) or any “group” of which such Subscriber or its affiliates is a member being deemed to beneficially own, in the aggregate, more than the Maximum Percentage, the number of shares so issued by which such person (together with such person’s affiliates) or any “group” of which such Subscriber or its affiliates is a member exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Subscriber shall not have the power to vote or transfer the Excess Shares.

(w) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Securities pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, Pubco or any of their respective affiliates or subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or Other Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Securities or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(x) The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections or Annexes are to Sections or Annexes contained in or attached to this Subscription Agreement, (ii) each accounting term not otherwise defined in this Subscription Agreement has the meaning assigned to it in accordance with United States generally accepted accounting principles, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive (i.e., unless context requires otherwise “or” shall be interpreted to mean “and/or” rather than “either/or”).

[Signature pages follow]

IN WITNESS WHEREOF, the Company has accepted this Subscription Agreement as of the date first set forth above.

RESERVEONE, INC.

By:
Name:
Title:

Address for Notices:

c/o CC Capital Partners 200 Park Ave, 58th floor New York, NY 10166

Email:	[***]

with a copy (not to constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, NY 10036 Attention: John Clayton, Eli Miller and Jeff Potash

Email:	[***] [***] [***]

IN WITNESS WHEREOF, Pubco has accepted this Subscription Agreement as of the date first set forth above.

RESERVEONE HOLDINGS, INC.

By:
Name:
Title:

Address for Notices:

c/o CC Capital Partners 200 Park Ave, 58th floor New York, NY 10166

Email:	[***]

with a copy (not to constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, NY 10036 Attention: John Clayton, Eli Miller and Jeff Potash

Email:	[***] [***] [***]

SOLELY FOR PURPOSES OF SECTION 8(U) M3-BRIGADE ACQUISITION V CORP.

By:
Name:
Title:

Address for Notices:

1700 Broadway – 19th Floor New York, NY 10019 Email: [***] Attention: Executive Vice President and Secretary

with a copy (not to constitute notice) to:

Troutman Pepper Locke LLP 875 Third Avenue New York, NY 10022 Attention: Patrick B. Costello

Email:	[***]

IN WITNESS WHEREOF, Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber:________________________	State/Country of Formation or Domicile __________
By: ____________________________________
Name: __________________________________
Title:
Name in which Subscribed Securities are to be registered (if different):	Date: ___________________________________

Subscriber’s EIN:
Entity Type (e.g., corporation, partnership, trust,
etc.):
Business Address__________________________	Mailing Address-Street (if different):
Street:

City, State, Zip: ___________________________	City, State, Zip: ____________________________
Attn: ___________________________________	Attn:____________________________________
Telephone No.: ___________________________	Telephone No.:____________________________
Email for notices: __________________________	Email for notices (if different):_________________
Number of Shares and Warrants subscribed for: ____

Aggregate Purchase Price: $ _______________________

Form of Payment:

☐ Cash: $_______ for ______ Shares and Warrants

☐ Bitcoin: ______ BTC for _____ Shares and Warrants

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber and constitutes a part of the Subscription Agreement.

1.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)

☐	We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

**OR**

2.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the box, if applicable)

☐	Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an institutional “accredited investor.”

**AND**

3.	FINRA INSTITUTIONAL INVESTOR STATUS (Please check the box)

☐	Subscriber is a “institutional investor” (as defined in FINRA Rule 2111).

**AND**

4.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of SPAC, the Company or Pubco or acting on behalf of an affiliate of SPAC, the Company or Pubco.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, small business investment company, private business development company, or rural business investment company;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐	Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph; or

☐	Any entity in which all of the equity owners are “accredited investors”.

Specify which tests:

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status; or

☐	Any natural person who is a “knowledgeable employee,” as defined in the Investment Company Act of 1940, as amended, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.

**AND**

5. FINRA INSTITUTIONAL ACCOUNT STATUS (Please check the box)

☐	Subscriber is an “institutional account” under FINRA Rule 4512(c).

**AND**

6. EEA QUALIFIED INVESTOR (Please check the applicable box)

☐	Subscriber is a “qualified investor” (within the meaning of Article 2 of the EU Prospectus Regulation).

☐	Subscriber is not a resident in a member state of the European Economic Area.

**AND**

7. UK QUALIFIED INVESTOR (Please check the applicable box)

☐	Subscriber is a “qualified investor” (within the meaning of Article 2 of the UK Prospectus Regulation) who is also (i) an investment professional falling within Article the Order; (ii) a high net worth entity falling within Article 49(2)(a) to (d) of the Order; or (iii) a person to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Subscribed Shares may be lawfully communicated or caused to be communicated.

☐	Subscriber is not resident in the United Kingdom.

This page should be completed by Subscriber and constitutes a part of the Subscription Agreement.

SUBSCRIBER:

Print Name:

By:
Name:
Title:

ANNEX B

REPRESENTATIONS OF BITCOIN SUBSCRIBER

This Annex B should be completed and signed by Subscriber who is delivering the Purchase Price in Bitcoin and constitutes a part of the Subscription Agreement.

1. Date of acquisition of Bitcoin:

2. Consideration used in acquisition of Bitcoin (e.g., USD, other currencies):

3. Amount of consideration, converted into USD on date of acquisition of Bitcoin:

4. Tax basis for federal income tax purposes:

5. Was the Bitcoin acquired in a tax deferred transaction or as a gift?	☐Yes ☐No

This page should be completed by Subscriber and constitutes a part of the Subscription Agreement.

SUBSCRIBER:

Print Name:

By:
Name:
Title:

ANNEX C

SUBSCRIBER CERTIFICATE - NON-REDEEMED SHARES

Pursuant to Section 2(b) of the Subscription Agreement, dated July 7, 2025 (the “Subscription Agreement”), by and among ReserveOne, Inc., a Delaware corporation (the “Company”), ReserveOne Holdings, Inc., a Delaware corporation (“Pubco”), the undersigned subscriber (“Subscriber”), and, solely for purposes of Section 8(u) thereof, M3-Brigade Acquisition V Corp., a Cayman Islands exempted company (“SPAC”), the undersigned Subscriber hereby certifies as follows:

1.	Subscriber wishes to decrease the number of Committed Shares which it is obligated to purchase under the Subscription Agreement by ____________ Non-Redeemed Shares.

2.	Subscriber hereby represents and warrants that the shares listed in clause (i) qualify as Non-Redeemed Shares. In connection therewith, Subscriber agrees and acknowledges that in order to qualify as Non-Redeemed Shares, (a) as of the date of the Subscription Agreement, Subscriber must hold any the SPAC Class A Ordinary Shares together with any related Redemption Rights, and such SPAC Class A Ordinary Shares, (b) Subscriber shall not exercise any Redemption Rights with respect to such shares (and shall revoke any prior redemption or conversion election made with respect to such shares), (c) Subscriber may not Transfer such shares prior to two Business Days prior to the Extraordinary General Meeting.

3.	A true and correct Schedule of the dates and purchase prices of the Non-Redeemed Shares is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Subscription Agreement.

By:
Name:
Title:

Exhibit A

Form of Warrant Agreement

[Attached]

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”), dated as of July 7, 2025, is by and among ReserveOne, Inc., a Delaware corporation (the “Company”), ReserveOne Holdings, Inc., a Delaware corporation (“Pubco”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent,” and also referred to herein as the “Transfer Agent”).

WHEREAS, on July 31, 2024, M3-Brigade Acquisition V Corp., a Cayman Islands exempted company (“SPAC”) entered into that certain Sponsor Private Placement Warrants Purchase Agreement with M3-Brigade Sponsor V LLC, a Delaware limited liability company (the “Original Sponsor”), pursuant to which the Original Sponsor agreed to purchase an aggregate of 5,043,750 private placement warrants simultaneously with the closing of the Offering and the closing of the underwriters’ over-allotment option (the “SPAC Sponsor Private Placement Warrants”) at a purchase price of $1.00 per Sponsor Private Placement Warrant;

WHEREAS, on July 31, 2024, the SPAC entered into that certain Underwriter Private Placement Warrants Purchase Agreement with Cantor Fitzgerald & Co., Inc., a New York limited liability company (the “Lead Underwriter”), pursuant to which the Lead Underwriter agreed to purchase an aggregate of 3,293,750 private placement warrants simultaneously with the closing of the Offering (the “SPAC Lead Underwriter Private Placement Warrants” and, together with the SPAC Sponsor Private Placement Warrants, the “SPAC Private Placement Warrants” and, together with the SPAC Public Warrants (as defined below), the “Original Warrants”) at a purchase price of $1.00 per SPAC Lead Underwriter Private Placement Warrant;

WHEREAS, on August 2, 2024, SPAC consummated an initial public offering (the “Offering”) of units of the SPAC’s equity securities, each such unit comprised of one Class A ordinary share of the SPAC, par value $0.0001 per share (“SPAC Class A Ordinary Shares”) and one-half of one SPAC Public Warrant (the “SPAC Units”) and, in connection therewith, issued and delivered up to 14,375,000 warrants to public investors in the Offering (the “SPAC Public Warrants”);

WHEREAS, each Original Warrant entitles the holder thereof to purchase one SPAC Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as described therein;

WHEREAS, on July 31, 2024, the SPAC and the Warrant Agent entered into that certain Warrant Agreement, and filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 6, 2024 (the “Original Warrant Agreement”);

WHEREAS, in May 2025, MI7 Sponsor, LLC (the “Sponsor”) purchased 7,187,500 Class B ordinary shares of the SPAC, par value $0.0001 per share (the “SPAC Class B Ordinary Shares”), from the Original Sponsor and an aggregate of 8,337,500 SPAC Private Placement Warrants from the Original Sponsor and the Lead Underwriter;

WHEREAS, on or about the date hereof, (a) the SPAC, (b) Pubco, (c) a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), (d) a wholly-owned subsidiary of Pubco (“Company Merger Sub”) and (e) the Company, entered into a business combination agreement (as amended, modified, supplemented or waived from time to time, the “BCA”);

WHEREAS, the board of directors of the SPAC determined that the consummation of the transactions contemplated by the BCA constituted a Business Combination (as defined in the Original Warrant Agreement);

WHEREAS, pursuant to and in accordance with the BCA, (a) on the Closing Date (as such term is defined in the BCA), SPAC shall domesticate as a Delaware corporation (the “Domestication”), (b) on the Closing Date following the Domestication, SPAC Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving company (the “SPAC Merger”), with (i) the holders of SPAC Class A Ordinary Shares receiving one share of Class A common stock of Pubco (“Pubco Class A Common Stock”) for each SPAC Class A Ordinary Share held by such shareholder, (ii) the holders of SPAC Class B Ordinary Shares receiving one share of Class B common stock of Pubco (“Pubco Class B Common Stock” and together with Pubco Class A Common Stock, the “Pubco Common Stock”) for each SPAC Class B Ordinary Share, held by such shareholder and (iii) the holders of the Original Warrants to purchase one SPAC Class A Ordinary Share at a purchase price of $11.50 per share receiving one warrant to purchase Pubco Class A Common Stock at a purchase price of $11.50 per share for each Original Warrant by such warrant holder, in each case, in accordance with, and subject to, the terms and conditions of the BCA and (c) following the SPAC Merger, Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the “Company Merger”, and together with the SPAC Merger, the “Mergers”, and together with the other transactions contemplated by the BCA, the “Transactions”), with (i) holders of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”) receiving shares of Pubco Class A Common Stock for each Company Common Stock held by such shareholder and (ii) holders of the Company’s warrants to purchase one Company Common Stock at a purchase price of $11.50 per share, if any, receiving one Pubco warrant for each Company warrant held by such warrant holder, in each case, in accordance with, and subject to, the terms and conditions of the BCA, and as a result of which Mergers, SPAC and the Company will become wholly-owned subsidiaries of Pubco, and Pubco will become a publicly traded company, all upon the terms, and subject to the conditions of the BCA and in accordance with applicable law;

WHEREAS, on or about the date of this Warrant Agreement and as part of the plan that includes the Transactions, on the Closing Date and simultaneously with the closing of the Company Merger, the Issuer desires to issue and deliver up to (i) 14,375,000 warrants to holders of the SPAC Public Warrants (the “Public Warrants”) and (ii) 8,337,500 warrants to the Sponsor (together with the PIPE Warrants (as defined below), the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”), to purchase Warrant Shares (as defined below) of the Issuer pursuant to the terms of this Warrant Agreement;

WHEREAS, on or about the date of this Warrant Agreement and as part of the plan that includes the Transactions, among others, the Company and Pubco are entering into subscription agreements (the “Subscription Agreements”) with certain investors (the “Subscribers”), pursuant to which the Subscribers have agreed to subscribe for and purchase from the Issuer (as defined below), on the Closing Date (as defined below), such number of (a) shares (the “Subscribed Shares”) of either (i) Company Common Stock or (ii) in the event the issuance of Company Common Stock would, in the opinion of SPAC, the Company or Pubco, on the advice of any of their respective legal counsel, adversely affect the treatment of the Transactions under Section 351 of the Internal Revenue Code of 1986, Pubco Class A Common Stock, and (b) warrants of the Issuer (“PIPE Warrants” and, together with the Subscribed Shares, the “Subscribed Securities” and each, a “Subscribed Security”) to purchase shares of the Issuer pursuant to the terms of this Warrant Agreement (such shares underlying the Public Warrants and Private Placement Warrants, the “Warrant Shares”), as is set forth on the signature page thereto, at an aggregate purchase price of $10.00 per Subscribed Security (the “Per Subscribed Security Price” and the aggregate of such Per Subscribed Security Price for all Subscribed Securities being referred to therein as the “Purchase Price”, and the Company or Pubco, as applicable, as issuer of the Subscribed Securities and the Warrant Shares upon exercise of the PIPE Warrants, the “Issuer”), and the Issuer desires to issue to Subscriber the Subscribed Securities in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer simultaneously with such purchase;

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WHEREAS, each Warrant entitles the holder thereof to purchase one (1) Warrant Share at a price of $11.50 per share, subject to adjustment as described herein;

WHEREAS, in the event the Issuer is the Company, upon the consummation of the Company Merger (the “Closing Date”), (i) each Subscribed Share which is a share of Company Common Stock shall be converted automatically into one share of Pubco Class A Common Stock, and (ii) each Warrant which is a warrant of the Company shall be converted automatically into one warrant of Pubco, which shall have the terms set forth in this Warrant Agreement;

WHEREAS, the Issuer desires the Warrant Agent to act on behalf of the Issuer, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Issuer desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Issuer, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Issuer and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Issuer, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.         Appointment of Warrant Agent. The Issuer hereby appoints the Warrant Agent to act as agent for the Issuer for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.	Warrants.

2.1	Form of Warrant. Each Warrant shall be issued in registered form only, and each Private Placement Warrant shall bear the restrictive legend set forth on Exhibit A, and, if a physical certificate is issued, shall be in substantially the form of Exhibit B hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairperson of the Issuer’s board of directors (the “Board”), President, Chief Executive Officer, Chief Financial Officer, Secretary or other principal officer of the Issuer. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance. All of the Public Warrants shall initially be represented by one or more book-entry certificates (each, a “Book-Entry Warrant Certificate”) and the Private Placement Warrants shall be issued by electronic book entry registration on the books of the Warrant Agent, represented by notation thereto and shall be reflected on statements issued by the Warrant Agent from time to time to the holders thereof.

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2.2	Effect of Countersignature. If a physical certificate is issued, unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant certificate shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3	Registration.

2.3.1	Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Issuer. All of the Public Warrants shall initially be represented by one or more Book-Entry Warrant Certificates deposited with The Depository Trust Company (the “Depositary”) and registered in the name of Cede & Co., a nominee of the Depositary. Ownership of beneficial interests in the Public Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depositary or its nominee for each Book-Entry Warrant Certificate, or (ii) institutions that have accounts with the Depositary (each such institution, with respect to a Warrant in its account, a “Participant”).

If the Depositary subsequently ceases to make its book-entry settlement system available for the Public Warrants, the Issuer may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Public Warrants are not eligible for, or it is no longer necessary to have the Public Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depositary to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Issuer shall instruct the Warrant Agent to deliver to the Depositary definitive certificates in physical form evidencing such Warrants (“Definitive Warrant Certificate”). Such Definitive Warrant Certificate shall be in the form attached hereto as Exhibit B, with appropriate insertions, modifications and omissions, as provided above.

2.3.2	Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Issuer and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on a Definitive Warrant Certificate made by anyone other than the Issuer or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Issuer nor the Warrant Agent shall be affected by any notice to the contrary.

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2.4	No Fractional Warrants. The Issuer shall not issue fractional Warrants.

2.5	PIPE Warrants. The PIPE Warrants shall be identical to the Public Warrants, except that until they have been registered on the registration statement on Form S-4 with respect to the Transactions, or are resold by the relevant Subscribers on a registered basis pursuant to an effective registration statement, or pursuant to Rule 144 under the Securities Act, the PIPE Warrants will bear the restrictive legends set forth in Exhibit A hereto. Upon the resale according to the first sentence of this Section 2.5, the PIPE Warrants shall cease to be PIPE Warrants and shall become public warrants of the Issuer, including for purposes of Section 9.8 hereof.

3.	Terms and Exercise of Warrants.

3.1	Warrant Price. Each Warrant shall entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, including without limitation, subsection 3.3.5, to purchase from the Issuer one (1) Warrant Share, at the price of $11.50 per Warrant Share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Agreement shall mean the price per Warrant Share (including in cash or by payment of Warrants pursuant to a “cashless exercise,” to the extent permitted hereunder) described in the prior sentence at which the Warrant Shares may be purchased at the time a Warrant is exercised. The Issuer in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days (each, a day other than a Saturday, Sunday or federal holiday, on which banks in New York City are generally open for normal business unless otherwise required by the Commission, any national securities exchange on which the Warrants are listed or applicable law), provided, that the Issuer shall provide at least three (3) days’ prior written notice of such reduction to Registered Holders of the Warrants and notice to the public in a manner consistent with immediate release policy of any exchange on which the Warrants or Pubco Class A Common Stock is then listed, and provided further that any such reduction shall be identical among all of the Warrants.

3.2	Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) (A) commencing on the date that is thirty (30) days after the Closing Date and terminating on the earliest to occur of: (x) 5:00 p.m., New York City time on the date that is five (5) years after the Closing Date, (y) the liquidation of the Issuer, and (z) with respect to a redemption pursuant to Section 6.1 hereof, 5:00 p.m., New York City time on the Redemption Date (as defined below) as provided in Section 6.2 hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below, with respect to an effective registration statement. Each outstanding Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Issuer in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, that the Issuer shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.

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3.3	Exercise of Warrants.

3.3.1	Payment. Subject to the provisions of the Warrant and this Agreement, including without limitation, subsection 3.3.5, a Warrant may be exercised by the Registered Holder thereof by delivering to the Warrant Agent at its corporate trust department and the Company, in accordance with the notice provisions set forth in Section 9.2 of this Agreement, (i) the Definitive Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Book-Entry Warrant Certificate, the Warrants to be exercised (the “Book-Entry Warrants”) on the records of the Depositary to an account of the Warrant Agent at the Depositary designated for such purposes in writing by the Warrant Agent to the Depositary from time to time, (ii) an election to purchase (“Election to Purchase”) Warrant Shares pursuant to the exercise of a Warrant, properly completed and executed by the Registered Holder on the reverse of the Definitive Warrant Certificate, in the case of a Book-Entry Warrant Certificate, properly delivered by the Participant in accordance with the Depositary’s procedures, or in the case of a Private Placement Warrant, properly delivered to the Warrant Agent at its corporate trust department and the Company, in accordance with the notice provisions set forth in Section 9.2 of this Agreement, and (iii) payment in full of the Warrant Price for each Warrant Share as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Warrant Shares and the issuance of such Warrant Shares, as follows

(a)	in lawful money of the United States, in good certified check or wire payable to the Warrant Agent or by wire transfer of immediately available funds.

(b)	in the event of a redemption pursuant to Section 6 hereof in which the Board has elected to require all holders of the Warrants to exercise such Warrants on a “cashless basis,” by surrendering the Warrants for that number of Warrant Shares equal to the quotient obtained by dividing (x) the product of the number of Warrant Shares underlying the Warrants, multiplied by the excess of the “Fair Market Value”, as defined in this subsection 3.3.1(b), over the Warrant Price by (y) the Fair Market Value. Solely for purposes of this subsection 3.3.1(b) and Section 6.2, the “Fair Market Value” shall mean the average closing price of the shares of Pubco Class A Common Stock, for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants, pursuant to Section 6 hereof; or

(c)	on a cashless basis as provided in Section 7.4 hereof.

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3.3.2	Issuance of Warrant Shares on Exercise. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to subsection 3.3.1(a)), the Issuer shall issue to the Registered Holder of such Warrant a book-entry position or certificate, as applicable, for the number of Warrant Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of Warrant Shares as to which such Warrant shall not have been exercised. If fewer than all the Warrants evidenced by a Book-Entry Warrant Certificate or Private Placement Warrant are exercised, a notation shall be made to the records maintained by the Depositary, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, or, in the case of a Private Placement Warrant, the Warrant Agent evidencing the balance of the Warrants remaining after such exercise. Notwithstanding the foregoing, the Issuer shall not be obligated to deliver any Warrant Shares pursuant to the exercise of a Warrant and shall have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Warrant Shares underlying the Warrants is then effective and a prospectus relating thereto is current, subject to the Issuer’s satisfying its obligations under Section 5 of the Subscription Agreements. No Warrant shall be exercisable and the Issuer shall not be obligated to issue Warrant Shares upon exercise of a Warrant unless the Warrant Shares issuable upon such Warrant exercise have been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Registered Holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant shall not be entitled to exercise such Warrant. In no event will the Issuer be required to net cash settle the Warrant exercise. The Issuer may require holders of Warrants to settle the Warrant on a “cashless basis” pursuant to Section 7.4. If, by reason of any exercise of Warrants on a “cashless basis,” the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a Warrant Share, the Issuer shall round down to the nearest whole number, the number of Warrant Shares to be issued to such holder.

3.3.3	Valid Issuance. All Warrant Shares issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and non-assessable.

3.3.4	Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of such Warrant Shares on the date on which the Warrant, or book-entry position representing such Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender and payment is a date when the share transfer books of the Issuer or book-entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such Warrant Shares at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.

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3.3.5	Maximum Percentage. Except with respect to the PIPE Warrants, which are governed by Section 8(v) of the applicable Subscription Agreement unless transferred pursuant to Section 8(f) of the applicable Subscription Agreement, a holder of a Warrant may notify the Issuer in writing in the event it elects to be subject to the provisions contained in this subsection 3.3.5; however, no holder of a Warrant shall be subject to this subsection 3.3.5 unless he, she or it makes such election. If the election is made by a holder, the Warrant Agent shall not effect the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates) or any “group” of which the holder or its affiliate is a member, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify)(the “Maximum Percentage”) of the shares of Pubco Class A Common Stock, outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Pubco Class A Common Stock, beneficially owned by such person and its affiliates, or any group of which such person and its affiliates is a member, shall include the number of Warrant Shares issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude Warrant Shares that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates, or any group of which any such person or its affiliates is a member, and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Issuer beneficially owned by such person and its affiliates, or any group of which such person or its affiliates is a member (including, without limitation, any convertible notes or convertible preference shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable regulations of the Commission. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Commission, and the percentage held by the holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. To the extent that a holder makes the election described in this subsection 3.3.5, the Warrant Agent shall not effect the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant unless it provides to the Warrant Agent in its Election to Purchase, a certification that, upon after giving effect to such exercise, such person (together with such person’s affiliates) or any “group” of which such holder or its affiliates is a member, would not beneficially own in excess of the Maximum Percentage of the shares of Pubco Class A Common Stock, outstanding immediately after giving effect to such exercise as determined in accordance with this subsection 3.3.5. For purposes of the Warrant, in determining the number of outstanding shares of Pubco Class A Common Stock, the holder may rely on the number of outstanding shares of Pubco Class A Common Stock as reflected in (1) Pubco’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by Pubco or (3) any other notice by Pubco or the Transfer Agent setting forth the number of shares of Pubco Class A Common Stock outstanding. For any reason at any time, upon the written request of the holder of the Warrant, the Issuer shall, within two (2) Business Days, confirm orally and in writing to such holder the number of Warrant Shares then outstanding. In any case, the number of outstanding shares Pubco Class A Common Stock, shall be determined after giving effect to the conversion or exercise of equity securities of the Issuer by the holder and its affiliates since the date as of which such number of outstanding shares of Pubco Class A Common Stock, was reported. By written notice to the Issuer, the holder of a Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Issuer.

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4.	Adjustments.

4.1	Share Capitalizations.

4.1.1	Sub-division. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of shares of Pubco Class A Common Stock is increased by a share capitalization payable in shares of Pubco Class A Common Stock, or by a sub-division of shares of Pubco Class A Common Stock or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of Warrant Shares issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding shares of Pubco Class A Common Stock. A rights offering made to all or substantially all holders of the shares of Pubco Class A Common Stock, entitling holders to purchase the shares of Pubco Class A Common Stock, at a price less than the “Historical Fair Market Value” (as defined below) shall be deemed a share capitalization of a number of shares equal to the product of (i) the number of shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the applicable shares) and (ii) one (1) minus the quotient of (x) the price per share paid in such rights offering divided by (y) the Historical Fair Market Value. For purposes of this subsection 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for shares of Pubco Class A Common Stock in determining the price payable for such shares, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Historical Fair Market Value” means the volume weighted average price of the shares of Pubco Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the relevant shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights. No Warrant Shares shall be issued at less than their par value.

4.1.2	Extraordinary Dividends. If the Issuer, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of Pubco Class A Common Stock on account of such Pubco Class A Common Stock (or other shares of the Issuer’s share capital into which the Warrants are convertible), other than (a) as described in subsection 4.1.1 above or (b) Ordinary Cash Dividends (as defined below) (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Board, in good faith) of any securities or other assets paid on each share of Pubco Class A Common Stock in respect of such Extraordinary Dividend. For purposes of this subsection 4.1.2, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the PubCo Class A Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of Warrant Shares issuable on exercise of each Warrant) does not exceed $0.50 (being 5% of the offering price of the Subscribed Security) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50. Solely for purposes of illustration, if the Issuer, at a time while the Warrants are outstanding and unexpired, pays a cash dividend of $0.35 and previously paid an aggregate of $0.40 of cash dividends and cash distributions on the PubCo Class A Common Stock during the 365-day period ending on the date of declaration of such $0.35 dividend, then the Warrant Price will be decreased, effectively immediately after the effective date of such $0.35 dividend, by $0.25 (the absolute value of the difference between $0.75 (the aggregate amount of all cash dividends and cash distributions paid or made in such 365-day period, including such $0.35 dividend) and $0.50 (the greater of (x) $0.50 and (y) the aggregate amount of all cash dividends and cash distributions paid or made in such 365-day period prior to such $0.35 dividend)).

4.2	Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.6 hereof, the number of outstanding shares of PubCo Class A Common Stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of shares of Pubco Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of shares of Pubco Class A Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Pubco Class A Common Stock.

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4.3	Adjustments in Warrant Price.

4.3.1	Whenever the number of Warrant Shares purchasable upon the exercise of the Warrants is adjusted, as provided in subsection 4.1.1 or Section 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

4.4	Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the shares of Pubco Class A Common Stock (other than a change covered by subsections 4.1.1, 4.1.2 or Section 4.2 hereof or that solely affects the par value of such shares of Pubco Class A Common Stock), or in the case of any merger or consolidation of the Issuer with or into another entity or conversion of the Issuer as another entity (other than a consolidation or merger in which the Issuer is the continuing corporation and is not a subsidiary of another entity whose shareholders did not own all or substantially all of the shares of Pubco Class A Common Stock in substantially the same proportions immediately before such transaction and that does not result in any reclassification or reorganization of the outstanding shares of Pubco Class A Common Stock), or in the case of any sale or conveyance to another entity of the assets or other property of the Issuer as an entirety or substantially as an entirety in connection with which the Issuer is dissolved, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Warrant Shares of the Issuer immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised such holder’s Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of the shares of Pubco Class A Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the shares of Pubco Class A Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the shares of Pubco Class A Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 65% of the voting power of the Issuer’s outstanding equity securities (including with respect to the election of directors), the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the weighted average of the amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and participated in such tender or exchange offer on a pro rata basis with all other holders of shares of Pubco Class A Common Stock, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4; provided further that if less than 70% of the consideration receivable by the holders of the shares of Pubco Class A Common Stock in the applicable event is payable in the form of capital stock or shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises the Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by the Issuer pursuant to a Current Report on Form 8-K filed with the Commission, the Warrant Price shall be reduced by an amount (in dollars) equal to the difference (but in no event less than zero) of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes model as calculated by an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Board, qualified to make such calculation. “Per Share Consideration” means (i) if the consideration paid to holders of the shares of Pubco Class A Common Stock consists exclusively of cash, the amount of such cash per Warrant Share, and (ii) in all other cases, the volume weighted average price of the Warrant Shares as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in Warrant Shares covered by subsection 4.1.1, then such adjustment shall be made pursuant to subsection 4.1.1 or Sections 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of the Warrant.

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4.5	Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of Warrant Shares issuable upon exercise of a Warrant, the Issuer shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, the Issuer shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.6	No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Issuer shall not issue fractional Warrant Shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Issuer shall, upon such exercise, round down to the nearest whole number the number of Warrant Shares to be issued to such holder.

4.7	Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of Warrant Shares as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Issuer may at any time in its sole discretion make any change in the form of Warrant that the Issuer may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.8	Other Events. In case any event shall occur affecting the Issuer as to which none of the provisions of the preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Issuer shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Issuer shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion. For the avoidance of doubt, all adjustments made pursuant to this Section 4.8 shall be made equally to all outstanding Warrants.

4.9	No Adjustment. For the avoidance of doubt, no adjustment shall be made to the terms of the Warrants solely as a result of an adjustment to the conversion ratio of the shares of Pubco Class B Common Stock into shares of Pubco Class A Common Stock or the conversion of the shares of Pubco Class B Common Stock into shares of Pubco Class A Common Stock, in each case, pursuant to the Charter.

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5.	Transfer and Exchange of Warrants.

5.1	Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, in the case of a certificated Warrant, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. In the case of certificated Warrants, the Warrants so cancelled shall be delivered by the Warrant Agent to the Issuer from time to time upon request.

5.2	Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or in any Book-Entry Warrant Certificate or Definitive Warrant Certificate, each Book-Entry Warrant Certificate and Definitive Warrant Certificate may be transferred only in whole and only to the Depositary, to another nominee of the Depositary, to a successor depository, or to a nominee of a successor depository; provided further, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend (as in the case of the Private Placement Warants), the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange thereof until the Warrant Agent has received an opinion of counsel for the Issuer stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.3	Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a fraction of a Warrant.

5.4	Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5	Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Issuer, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Issuer for such purpose.

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6.	Redemption.

6.1	Redemption of Warrants for Cash. All, but not less than all, of the outstanding Warrants may be redeemed (in whole and not in part), at the option of the Issuer, at the office of the Warrant Agent, upon notice to the Registered Holders of the Warrants, as described in Section 6.2 below, at a Redemption Price (as defined below) of $0.01 per Warrant; provided that (a) the Reference Value (as defined below) equals or exceeds $18.00 per share (subject to adjustment in compliance with Section 4 hereof) and (b) there is an effective registration statement covering the Warrant Shares issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the Measurement Period and the 30-day Redemption Period (each as defined in Section 6.2 below).

6.2	Date Fixed for, and Notice of, Redemption; Redemption Price; Reference Value. In the event that the Issuer elects to redeem the Warrants pursuant to Section 6.1, the Issuer shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Issuer not less than thirty (30) days prior to the Redemption Date (such period, the “Redemption Period”) to the Registered Holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice. As used in this Agreement, (a) “Redemption Price” shall mean the price per Warrant at which any Warrants are redeemed pursuant to Sections 6.1 and (b) “Reference Value” shall mean the last reported sales price of shares of Pubco Class A Common Stock for any twenty (20) trading days within the thirty (30) trading-day period commencing at least 150 days after the Closing Date and ending on the third trading day prior to the date on which notice of the redemption is given (the “Measurement Period”).

6.3	Exercise After Notice of Redemption. The Warrants may be exercised, for cash (or on a “cashless basis” in accordance with Section 3 of this Agreement) at any time after notice of redemption shall have been given by the Issuer pursuant to Section 6.2 hereof and prior to the Redemption Date. In the event the Issuer determines to require all holders of Warrants to exercise their Warrants on a “cashless basis” pursuant to subsection 3.3.1(b), the notice of redemption will contain the information necessary to calculate the number of Warrant Shares to be received upon exercise of the Warrants, including the “Fair Market Value” in such case. Unless exercised prior to such date, on and after the Redemption Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

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7.	Other Provisions Relating to Rights of Holders of Warrants.

7.1	No Rights as Shareholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a shareholder of the Issuer, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Issuer or any other matter.

7.2	Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Issuer and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Issuer, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

7.3	Reservation of Warrant Shares. The Issuer shall at all times reserve and keep available a number of its authorized but unissued Warrant Shares that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

7.4	Registration of the Warrant Shares; Cashless Exercise at Issuer’s Option.

7.4.1	Registration of the Warrant Shares. Except with respect to the PIPE Warrants, which are governed in respect of registration by subsection 7.4.1.1 of this Agreement, the Issuer agrees that as soon as practicable, but in no event later than twenty (20) Business Days after the Closing Date, it shall use its commercially reasonable efforts to file with the Commission a post-effective amendment to the registration statement on Form S-1, File No. 333-279951, filed by SPAC, or a new registration statement registering, under the Securities Act, the issuance of the Warrant Shares issuable upon exercise of the Warrants. The Issuer shall use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such post-effective amendment or registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of this Agreement. If any such post-effective or registration statement has not been declared effective by the sixtieth (60th) Business Day following the Closing Date, holders of the Warrants shall have the right, during the period beginning on the sixty-first (61st) Business Day after the Closing Date and ending upon such post-effective amendment or registration statement being declared effective by the Commission, and during any other period when the Issuer shall fail to have maintained an effective registration statement covering the Warrant Shares issuable upon exercise of the Warrants, to exercise such Warrants on a “cashless basis,” by exchanging the Warrants (in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) or another exemption) for that number of Warrant Shares equal to the quotient obtained by dividing (x) the product of the number of Warrant Shares underlying the Warrants, multiplied by the excess of the “Fair Market Value” (as defined below) over the Warrant Price by (y) the Fair Market Value. Solely for purposes of this subsection 7.4.1, “Fair Market Value” shall mean the volume weighted average price of the shares of Pubco Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the Warrant Agent from the holder of such Warrants or its securities broker or intermediary. The date that notice of “cashless exercise” is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. In connection with the “cashless exercise” of a Public Warrant in accordance with this subsection 7.4.1, the Issuer shall, upon request, provide the Warrant Agent with an opinion of counsel for the Issuer (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the Warrants on a “cashless basis” in accordance with this subsection 7.4.1 is not required to be registered under the Securities Act and (ii) the Warrant Shares issued upon such exercise shall be freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act (or any successor rule)) of the Issuer and, accordingly, shall not be required to bear a restrictive legend. Except as provided in subsections 7.4.1.1 (with respect to the PIPE Warrants only) or 7.4.2, for the avoidance of any doubt, unless and until all of the Warrants have been exercised or have expired, the Issuer shall continue to be obligated to comply with its registration obligations under the first three sentences of this subsection 7.4.1.

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7.4.1.1 Registration of the PIPE Warrants. The Issuer has agreed in the Subscription Agreements, on the terms and conditions set forth therein, to, among other things, register the PIPE Warrants and the Warrant Shares underlying the PIPE Warrants with the Commission. For the avoidance of doubt, unless and until all of the PIPE Warrants have been exercised or have expired, the Issuer shall continue to be obligated to comply with its registration obligations under the Subscription Agreements.

7.4.2	Cashless Exercise at Issuer’s Option. If the shares of Pubco Class A Common Stock are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act (or any successor rule), the Issuer may, at its option, require holders of Warrants who exercise their Warrants to exercise such Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) as described in subsection 7.4.1 and (i) in the event the Issuer so elects, the Issuer shall not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Warrant Shares issuable upon exercise of the Warrants, notwithstanding anything in this Agreement to the contrary or (ii) if the Issuer does not so file or maintain such registration statement, the Issuer agrees to use its commercially reasonable efforts to register or qualify for sale the Warrant Shares issuable upon exercise of the Warrants under the blue sky laws of the state of residence of the exercising holder to the extent an exemption is not available.

8.	Concerning the Warrant Agent and Other Matters.

8.1	Payment of Taxes. The Issuer shall from time to time promptly pay all taxes and charges that may be imposed upon the Issuer or the Warrant Agent in respect of the issuance or delivery of Warrant Shares upon the exercise of the Warrants, but the Issuer shall not be obligated to pay any transfer taxes in respect of the Warrants or such Warrant Shares.

8.2	Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1	Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Issuer. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Issuer shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Issuer shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit such holder’s Warrant for inspection by the Issuer), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Issuer’s cost. Any successor Warrant Agent, whether appointed by the Issuer or by such court, shall be a corporation or other entity organized and existing under the laws of the State of New York, in good standing and having its principal office in the United States of America, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Issuer, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Issuer shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

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8.2.2	Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Issuer shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent for the Warrant Shares not later than the effective date of any such appointment.

8.2.3	Merger or Consolidation of Warrant Agent. Any entity into which the Warrant Agent may be merged or with which it may be consolidated or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3	Fees and Expenses of Warrant Agent.

8.3.1	Remuneration. The Issuer agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2	Further Assurances. The Issuer agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4	Liability of Warrant Agent.

8.4.1	Reliance on Issuer Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Issuer prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Vice President, Secretary or Chairman of the Board and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2	Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct, fraud or bad faith. The Issuer agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, out of pocket costs and reasonable outside counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct, fraud, bad faith or breach of this Agreement.

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8.4.3	Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Issuer of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Warrant Shares shall, when issued, be valid and fully paid and non-assessable.

8.5	Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Issuer with respect to Warrants exercised and concurrently account for, and pay to the Issuer, all monies received by the Warrant Agent for the purchase of Warrant Shares through the exercise of the Warrants.

8.6	Waiver. The Warrant Agent has no right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Issuer and the Warrant Agent as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Warrant Agent hereby waives any and all Claims against the Trust Account and any and all rights to seek access to the Trust Account.

9.	Miscellaneous Provisions.

9.1	Successors. All the covenants and provisions of this Agreement by or for the benefit of the Issuer or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

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9.2	Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Issuer shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Issuer with the Warrant Agent), as follows:

ReserveOne, Inc.

c/o CC Capital Partners

200 Park Ave, 58th floor

New York, NY 10166

Attention: Tom Boychuk

Email: [***]

ReserveOne Holdings, Inc.

c/o CC Capital Partners

200 Park Ave, 58th floor

New York, NY 10166

Attention: Tom Boychuk

Email: [***]

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Issuer to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Issuer), as follows:

Continental Stock Transfer & Trust Issuer

1 State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

in each case, with copies (not to constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036
Attention: John Clayton, Eli Miller and Jeff Potash

Email: [***]

[***]

[***]

9.3	Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Issuer hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. The Issuer hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in the Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 9.3. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any warrant holder, such warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

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9.4	Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person, corporation or other entity other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

9.5	Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the United States of America, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit such holder’s Warrant for inspection by the Warrant Agent.

9.6	Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.7	Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8	Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder (i) for the purpose of (x) curing any ambiguity or to correct any defective provision contained herein, (y) adjusting the definition of “Ordinary Cash Dividend” as contemplated by and in accordance with the second sentence of subsection 4.1.2 or (z) adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders, and (ii) to provide for the delivery of an Alternative Issuance pursuant to Section 4.4. All other modifications or amendments, including any modification or amendment to increase the Warrant Price or shorten the Exercise Period shall require the vote or written consent of the Registered Holders of 50% of the number of the then outstanding Warrants; provided, further, that any amendment that solely affects the terms of the PIPE Warrants or any provision of this Agreement solely with respect to the PIPE Warrants shall also require at least 50% of the-then outstanding PIPE Warrants. Notwithstanding the foregoing, the Issuer may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 3.1 and 3.2, respectively, without the consent of the Registered Holders.

9.9	Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

RESERVEONE, INC.

By:
Name:
Title:

RESERVEONE HOLDINGS, INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
as Warrant Agent

By:
Name:
Title:

[Signature Page to Warrant Agreement]

EXHIBIT A

PRIVATE PLACEMENT WARRANTS LEGEND

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

SECURITIES EVIDENCED BY THIS CERTIFICATE AND SHARES OF THE ISSUER ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE ISSUER.

A-1

EXHIBIT B

[Form of Warrant Certificate]

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO
THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR IN THE
WARRANT AGREEMENT DESCRIBED BELOW

RESERVEONE HOLDINGS, INC.

a Delaware corporation

CUSIP [●]

Warrant Certificate

This Warrant Certificate certifies that, or registered assigns, is the registered holder of warrants evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase Warrant Shares of the Issuer. Each whole Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Issuer that number of fully paid and non-assessable Warrant Shares as set forth below, at the exercise price (the “Warrant Price”) as determined pursuant to the Warrant Agreement, payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one fully paid and non-assessable Warrant Share. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in a Warrant Share, the Issuer will, upon exercise, round down to the nearest whole number the number of Warrant Shares to be issued to the Warrant holder. The number of Warrant Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Warrant Price per Warrant Share for any Warrant is equal to $11.50 per share. The Warrant Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void. The Warrants may be redeemed, subject to certain conditions, as set forth in the Warrant Agreement. In addition, and notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, to the extent that the holder of a Warrant has delivered a notice contemplated by subsection 3.3.5 of the Warrant Agreement, neither the Issuer nor the Warrant Agent shall issue to Holder, and Holder may not acquire, any right it might have to acquire, a number of Warrant Shares upon exercise of any Warrant to the extent that, upon such exercise, the number of shares then beneficially owned by Holder would exceed the Maximum Percentage of shares of Pubco Class A Common Stock, outstanding immediately after giving effect to such exercise as determined in accordance with subsection 3.3.5 of the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

RESERVEONE, INC.

By:
Name:
Title:

RESERVEONE HOLDINGS, INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
as Warrant Agent

By:
Name:
Title:

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive Warrant Shares and are issued or to be issued pursuant to a Warrant Agreement dated as of [●], 2025 (the “Warrant Agreement”), duly executed and delivered by the Issuer to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Issuer and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Issuer. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or such holder’s assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Warrant Shares to be issued upon exercise is effective under the Securities Act of 1933, as amended, and (ii) a prospectus thereunder relating to the Warrant Shares is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares issuable upon the exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a Warrant Share, the Issuer shall, upon exercise, round down to the nearest whole number of Warrant Shares to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Issuer and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Issuer nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Issuer.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive Warrant Shares and herewith tenders payment for such Warrant Shares to the order of the Issuer in the amount of $                in accordance with the terms hereof. [The undersigned requests that a certificate for such Warrant Shares be registered in the name of                     , whose address is                       , and that such Warrant Shares be delivered to                       , whose address is.] [The undersigned requests that evidence of book-entry issuance be provided to it at the following address                     ]. If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Warrant Shares be registered in the name of                       , whose address is and that such Warrant Certificate be delivered to                , whose address is                  .

In the event that the Warrant has been called for redemption by the Issuer pursuant to Section 6.1 of the Warrant Agreement and the Issuer has required “cashless” exercise pursuant to Section 6.3 and Section 3.3.1(b) of the Warrant Agreement, the number of Warrant Shares that this Warrant is exercisable for shall be determined in accordance with Section 6.3 and Section 3.3.1(b) of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of Warrant Shares that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of Warrant Shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Warrant Shares. If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such Warrant Shares be registered in the name of                 , whose address is                    and that such Warrant Certificate be delivered to              , whose address is             .

[To be included in any Election to Purchase of a holder who has provided the notice set forth in subsection 3.3.5 of the Warrant Agreement.

By signing this Election to Purchase, the undersigned hereby certifies that upon after giving effect to such exercise, the undersigned (together with such person’s affiliates) or any “group” of which holder or its affiliates is a member, would not beneficially own in excess of the Maximum Percentage of the shares of Pubco Class A Common Stock, outstanding immediately after giving effect to such exercise as determined in accordance with subsection 3.3.5 of the Warrant Agreement.]

[Signature Page Follows]

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).